HEI Exhibit 4.3

HAWAIIAN ELECTRIC INDUSTRIES RETIREMENT SAVINGS PLAN
(Restatement effective October 6, 2022)

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INTRODUCTION	1
DEFINITIONS	2
ARTICLE I PARTICIPATION	2
Section 1.1 Eligibility to Participate	2
Section 1.1.A Eligibility Rules for “Regular Part-time Under Twenty (20) Hours Non-Bargaining Unit Employees”	2
Section 1.2 Reemployment	5
Section 1.3 Duration of Participation	5
ARTICLE II CONTRIBUTIONS	6
Section 2.1 Salary Reduction Contributions	6
Section 2.2 Eligible Automatic Contribution Arrangement	8
Section 2.3 Roth Salary Reduction Contributions	11
Section 2.4 Matching Contributions for Participants First Employed by a Participating Employer After April 30, 2011 and Before January 1, 2022 (or Deemed To Be New Employees After April 30, 2011 and Before January 1, 2022, Under Section 1.2 of the HEI Retirement Plan)	13
Section 2.5 Non-Elective Contributions for Participants First Employed by a Participating Employer After December 31, 2021 (or Deemed To Be New Employees After December 31, 2021, Under Section 1.2 of the HEI Retirement Plan)	14
Section 2.6 Return of Contributions	14
Section 2.7 Rollover Contributions	15
Section 2.8 USERRA Rights of Participants Returning from Qualified Military Service	16
Section 2.9 Qualified Nonelective Contributions	16
ARTICLE III NONDISCRIMINATION RULES; LIMITATIONS ON CONTRIBUTIONS	18
Section 3.1 Section 401(k) Nondiscrimination Rules	18
Section 3.2 Maximum Elective Deferrals	21
Section 3.3 Section 401(m) Nondiscrimination Rules	23
Section 3.4 Section 415 Limitations	25
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INTRODUCTION
Hawaiian Electric Industries, Inc. (the “Company”) established the Hawaiian Electric Industries Retirement Savings Plan (the “Plan”) effective April 1, 1984, to enable the eligible employees of the Company and its participating subsidiaries to save for retirement on a tax-deferred basis.
The Plan document was restated effective January 1, 2008. On June 16, 2011, the Internal Revenue Service issued a favorable determination letter with respect to the 2008 Plan restatement.
The Plan was again restated, effective May 1, 2011, to (a) add a matching contribution and associated vesting schedule for participants who are first employed by a participating employer after April 30, 2011 (or who are deemed to be new employees after April 30, 2011, under Section 1.2 of the Retirement Plan for Employees of Hawaiian Electric Industries, Inc. and Participating Subsidiaries); and (b) designate Hawaiian Electric Industries, Inc., the corporate entity, as the Plan “Administrator,” as defined in the Employee Retirement Income Security Act of 1974, as amended.
The Plan was again restated, effective January 1, 2013, to incorporate all amendments required by the 2011 Cumulative List of Changes in Plan Qualification Requirements, including amendments required to comply with the Pension Protection Act of 2006, the Heroes Earnings Assistance and Relief Tax Act of 2008 (the “HEART Act”), and the Worker, Retiree, and Employer Recovery Act of 2008 (“WRERA”).
This restatement, which is effective January 1, 2022, incorporates all prior amendments, including to add a non-elective contribution and associated vesting schedule participants who are first employed by a participating employer after December 31, 2021 (or who are deemed to be new employees after December 31, 2021, under Section 1.2 of the Retirement Plan for Employees of Hawaiian Electric Industries, Inc. and Participating Subsidiaries).
The Plan is an individually designed, single-employer defined contribution retirement plan that covers both bargaining unit and non-bargaining unit employees. The Plan is intended to meet the tax-qualification requirements in Sections 401(a) and 401(k) of the Internal Revenue Code. The Plan is a remedial amendment Cycle B plan.
A participant’s benefits and rights under the Plan shall be determined in accordance with the terms of the Plan in effect on the date the participant terminates employment and shall not be affected by any subsequent amendment to the Plan, unless, and only to the extent, specifically provided for in such amendment or otherwise required by law.

DEFINITIONS
Capitalized terms used in this document are defined in Article XII.
ARTICLE I
PARTICIPATION
Section 1.1        Eligibility to Participate
(a)Non-Bargaining Unit Employees.
A non-bargaining unit Eligible Employee shall become eligible to participate as of the date he or she first performs one (1) Hour of Service for a Participating Employer.
(b)Bargaining Unit Employees.
An Eligible Employee whose employment with a Participating Employer is governed by a collective bargaining agreement shall become eligible to participate as of the date he or she first (1st) performs one (1) Hour of Service as a “regular” bargaining unit Eligible Employee. “Regular” employment is defined by reference to the governing collective bargaining agreement.
Section 1.1.A     Eligibility Rules for “Regular Part-time Under Twenty (20) Hours Non-Bargaining Unit Employees”
(a)General Rule.
An Eligible Employee who is classified by a Participating Employer as a “regular part-time under twenty (20) hours non-bargaining unit employee” shall become eligible for either the Matching Contributions described in Section 2.4 or the Non-Elective Contributions described in Section 2.5 with the first (1st) paycheck on or after the “Entry Date” following the date such Eligible Employee completes one (1) “Year of Eligibility Service”. There are two (2) Entry Dates ̶ January 1st and July 1st. A “Year of Eligibility Service” is a computation period of twelve (12) consecutive months during which a regular part-time under twenty (20) hours non-bargaining unit employee is credited with at least one thousand (1000) Hours of Service. The initial computation period shall begin on the date the regular part-time under twenty (20) hours non-bargaining unit employee first performs one (1) Hour of Service with a Participating Employer or Associated Company. If the regular part-time under twenty (20) hours non-bargaining unit employee does not complete one thousand (1000) Hours of Service in the initial computation period, subsequent computation periods shall be the Plan Year, beginning with the Plan Year following the Plan Year in which the regular part-time under twenty (20) hours non-bargaining unit employee first performs one (1) Hour of Service.

(b)Changes in Classification
(i)Change from Regular Part-time Under Twenty (20) Hours Non-Bargaining Unit Employee.
If a regular part-time under twenty (20) hours non-bargaining unit employee who has not yet met the one (1)-year, one thousand (1000) hour service requirement in Section 1.1.A(a) to become eligible for either Matching Contributions or Non-Elective Contributions changes classification to a non-bargaining unit Eligible Employee that is not a regular part-time under twenty (20) hours non-bargaining unit employee, such Eligible Employee shall immediately become eligible for either Matching Contributions or Non-Elective Contributions, as described in Sections 2.4 and 2.5. If a regular part-time under twenty (20) hours non-bargaining unit employee who has not yet met the one (1)-year, one thousand (1000) hour service requirement in Section 1.1.A(a) to become eligible for either Matching Contributions or Non-Elective Contributions becomes a bargaining unit Eligible Employee, such employee shall become eligible for either Matching Contributions or Non-Elective Contributions in accordance with the eligibility rules for bargaining unit Eligible Employees in Section 1.1(b) and as described in Sections 2.4 and 2.5.
(ii)Change to Regular Part-time Under Twenty (20) Hours Non-Bargaining Unit Employees.
If a non-bargaining unit Eligible Employee who is not a regular part-time under twenty (20) hours non-bargaining unit employee changes classification to become a regular part-time under twenty (20) hours non-bargaining unit employee, the change will have no impact on such Eligible Employee's eligibility for either Matching Contributions or Non-Elective Contributions, as described in Sections 2.4 and 2.5. If the non-bargaining unit Eligible Employee was eligible for either Matching Contributions or Non-Elective Contributions under either Section 2.4 or Section 2.5 at the time of the change in classification, the non-bargaining unit Eligible Employee will continue to be eligible for either Matching Contributions or Non-Elective Contributions after the change in classification, depending on their hire date as described in Sections 2.4 and 2.5. If a bargaining unit Eligible Employee changes classification to become a regular part-time under twenty (20) hours non-bargaining unit employee before becoming a Participant in accordance with Section 1.1(b), such Eligible Employee will be subject to the one (1)-year, one thousand (1000) hour service requirement in Section 1.1.A(a) to become eligible for either Matching Contributions or Non-Elective Contributions, as described in Sections 2.4 and 2.5. If Hours of Service have not been counted for such Eligible Employee, such Eligible Employee shall be credited with ten (10) Hours of Service for each work day of employment as a bargaining unit employee.

(c)Break-in-Service Rules.
If a regular part-time under twenty (20) hours non-bargaining unit employee terminates employment with the Participating Employers after having met the one (1)-year, one thousand (1000) hour service requirement in Section 1.1.A(a) to become eligible for either Matching Contributions or Non-Elective Contributions, such regular part-time under twenty (20) hours non-bargaining unit employee shall be eligible for either Matching Contributions or Non-Elective Contributions immediately upon return to employment with a Participating Employer, depending on their hire date as described in Sections 2.2 and 2.3. However, if a regular part-time under twenty (20) hours non-bargaining unit employee incurs a “One (1)-Year Break in Service” before meeting the one (1)-year, one thousand (1000) hour service requirement for either Matching Contributions or Non-Elective Contributions in Section 1.1.A(a), such regular part-time under twenty (20) hours non-bargaining unit employee must complete one (1) “Year of Eligibility Service,” upon return to employment before becoming eligible for either Matching Contributions or Non-Elective Contributions, depending on their hire date as described in Sections 2.4 and 2.5. For purposes of this Section 1.1.A(c) only, a “One (1)-Year Break in Service” means a twelve (12) consecutive month computation period during which the Employee does not complete more than five hundred (500) Hours of Service. The twelve (12) month computation periods used for determining eligibility under Section 1.1.A(a) shall be used for determining “One (1)-Year Breaks in Service”.
Solely for purposes of determining whether a One (1)-Year Break in Service has occurred in a computation period (and not for purposes of determining whether a regular part-time under twenty (20) hours non-bargaining unit employee has met the one (1)-year service requirement for eligibility in Section 1.1.A(a)), a regular part-time under twenty (20) hours non-bargaining unit employee who is absent from work because of unpaid FMLA leave or for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such regular part-time under twenty (20) hours non-bargaining unit employee but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the regular part-time under twenty (20) hours non-bargaining unit employee, (2) by reason of a birth of a child of the regular part-time under twenty (20) hours non-bargaining unit employee, (3) by reason of the placement of a child with the regular part-time under twenty (20) hours nonunion employee in connection with the adoption of such child, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a One (1)-Year Break in Service in that period, or (2) in all other cases, in the following computation period.
(d)Regular Part-time Under Twenty (20) Hours Non-Bargaining Unit Employees are not “Covered Employees” for purposes of Automatic Enrollment.
A regular part-time under twenty (20) hours non-bargaining unit employee shall not be a “covered employee” as defined in Section 1.414(w)-1(e)(3) of the Treasury Regulations, for purposes of the eligible automatic contribution arrangement under Section 2.2.

Section 1.2        Reemployment
If a Participant terminates employment from the Participating Employers and later returns to employment as an Eligible Employee, the Participant shall immediately recommence active participation in the Plan.
    Section 1.3    Duration of Participation
Once an Eligible Employee becomes a Participant, he or she shall have all rights to active participation (applicable contributions, etc.) as long as he or she receives Compensation from a Participating Employer and continues to be an Eligible Employee. A Participant who terminates employment with the Participating Employers with a vested Account balance shall continue to be a Participant on an inactive basis until his or her entire vested Account balance is distributed in accordance with the terms of the Plan.

ARTICLE II
CONTRIBUTIONS
There are four types of possible contributions to the Plan: Salary Reduction Contributions, Matching Contributions, Rollover Contributions and Non-Elective Contributions. Salary Reduction Contributions (which include Catch-up Contributions) and Rollover Contributions may be made by all Participants. Matching Contributions are made only for Participants who are first employed by a Participating Employer after April 30, 2011 and before January 1, 2022, or who are deemed to be new Employees after April 30, 2011 and before January 1, 2022, under Section 1.2 of the HEI Retirement Plan. Non-Elective Contributions are made only for Participants who are first employed by a Participating Employer after December 31, 2021, or who are deemed to be new Employees after December 31, 2021, under Section 1.2 of the HEI Retirement Plan..
Section 2.1        Salary Reduction Contributions
Each Participating Employer shall make Salary Reduction Contributions in accordance with this Section 2.1 (affirmative pre-tax elections), Section 2.2 (automatic enrollment), and Section 2.3 (affirmative Roth elections).
(a)Salary Reduction Election.
An Eligible Employee who has met the requirements for participation in Section 1.1(a) or (b), as applicable, may begin making Salary Reduction Contributions by making an affirmative salary reduction election. A salary reduction election is an election by the Participant to forego taxable cash compensation in return for a pre-tax or Roth contribution of equal amount to the Participant’s Account in the Plan. A Participant's affirmative salary reduction election becomes effective as soon as practicable following its completion and submission in accordance with procedures approved by the Administrative Committee, but only with respect to amounts that are not “currently available” to the Participant at the time the election is made. An amount is “currently available” if it has been paid to the Participant or if the Participant is able currently to receive the amount at the Participant’s discretion.
(b)Pre-tax, Regular Salary Reduction Contributions.
A Participant may elect to make pre-tax, Regular Salary Reduction Contributions of up to thirty percent (30%) of the Participant’s Compensation for the period in the Plan Year during which he or she is an active Participant. In addition to this percentage limitation, a Participant’s Regular Salary Reduction Contributions are subject to the limitations in Article III of the Plan.
(c)Catch-up Contributions.
Any Participant who will have attained age fifty (50) before the end of the taxable year (a “catch-up eligible Participant”) is eligible as of the first (1st) day of the Plan Year to make Catch-up Contributions in accordance with, and subject to the limitations in, Section 3.2(b) of the Plan and Section 414(v) of the Code. Catch-up Contributions are not subject to the thirty percent (30%)-of-Compensation limit that applies to Regular Salary Reduction Contributions, but total Salary Reduction Contributions (Regular Salary Reduction Contributions plus Catch-up Contributions) may not exceed seventy-five percent (75%) of a Participant’s Compensation.

Catch-up Contributions are not subject to the limits on annual additions, are not counted in the ADP test, and are not counted in determining the minimum allocation under Section 416 of the Code (but Catch-up Contributions made in prior years are counted in determining whether the Plan is top-heavy).
A catch-up eligible Participant may elect to make Catch-up Contributions for the Plan Year regardless of whether his or her Regular Salary Reduction Contributions have yet reached the Plan limitation set forth in Section 2.1(b) or the Code limitations set forth in Sections 3.2 or 3.4. However, if such catch-up eligible Participant’s Regular Salary Reduction Contributions do not reach such limits by the end of the Plan Year, the Catch-up Contributions shall be recharacterized as Regular Salary Reduction Contributions to the extent necessary to meet the requirements of Section 414(v) of the Code.
(d)Amendment or Revocation of a Salary Reduction Election.
A Participant may amend or revoke a salary reduction election for any reason, such changes to take effect prospectively beginning with the first (1st) payroll period in which it is administratively practicable to effect the change. If a Participant voluntarily terminates a salary reduction election, the Participant may resume Salary Reduction Contributions by making and submitting a new election. A Participating Employer or the Administrative Committee may also revoke or amend a salary reduction election to prevent the Participant from exceeding one (1) of the maximum limitations described in Article III or in the event of a conflict between the Participant’s salary reduction election and other payroll deductions authorized by the Participant or required by law. The Administrative Committee may adopt and modify rules and procedures for salary reduction elections. Such rules and procedures will control in the event of any conflict between the rules and procedures and this Section 2.1.
(e)Application of Section 401(a)(17) Limit.
Section 401(a)(17) of the Code limits the amount of Compensation that may be taken into account in determining contributions for a Plan Year, and this limit is reflected in the definition of Compensation in Article XII. The limit applies on an annual basis. However, salary reduction elections are applied on a payroll period basis. In accordance with Section 2.1(d), a Participant may change the salary reduction percentage in effect at any time. Since contributions are limited by dollar amount under Section 402(g) of the Code, the Section 402(g) limit will apply to stop contributions before a Participant is limited by the Plan’s thirty percent (30%) limit on Compensation, as capped by Section 401(a)(17) of the Code.
(f)No Other Benefits Conditioned on Salary Reduction Election.
No other employee benefit, including, but not limited to, benefits under a defined benefit plan, non-elective employer contributions to a defined contribution plan (other than Matching

Contributions), the availability, cost, or amount of health benefits, vacations or vacation pay, life insurance, dental benefits, legal services plans, loans (including Plan loans), financial planning services, subsidized retirement benefits, stock options, property subject to Code Section 83, or dependent care assistance, shall be directly or indirectly conditioned upon any Participant making a salary reduction election.
(g)Deposit of Salary Reduction Contributions.
The Participating Employers shall deposit Salary Reduction Contributions with the Trustee on the earliest date such contributions can reasonably be segregated from the Participating Employer’s general assets.
(h)No Prefunding of Salary Reduction Contributions.
In accordance with Section 1.401(k)-1(a)(3)(iii) of the Treasury Regulations, the Participating Employers may not make Salary Reduction Contributions prior to the Participant’s salary reduction election and the Participant’s performance of service with respect to which the Salary Reduction Contributions are made. However, this “prefunding” limitation shall not apply to contributions that are made due to bona fide administrative considerations as provided in the Treasury Regulations.
Section 2.2         Eligible Automatic Contribution Arrangement
(a)“Covered Employees”.
There are two categories of Eligible Employees who are “covered employees,” as defined in Section 1.414(w)-1(e)(3) of the Treasury Regulations, in the eligible automatic contribution arrangement (“EACA”) established under this Section 2.2. The first (1st) category of “covered employees” are Eligible Employees who: (i) first (1st) performed one (1) Hour of Service with a Participating Employer after April 30, 2011 and before January 1, 2015, or who are treated as such under Section 1.2 of the HEI Retirement Plan; (ii) have never made an affirmative salary reduction election; and (iii) do not make an affirmative salary reduction election (i.e., an election to contribute any percentage of Compensation as a Salary Reduction Contribution or an election to opt-out of automatic enrollment) during the “Election Period” described in Section 2.2(b). The second (2nd) category of “covered employees” are Eligible Employees who first (1st) perform one (1) Hour of Service with a Participating Employer after December 31, 2014, and who do not make an affirmative salary reduction election (i.e., an election to contribute any percentage of Compensation as a Salary Reduction Contribution or an election to opt-out of automatic enrollment) during the “Election Period” described in Section 2.2(b). “Covered employees” are referred to as “EACA Participants” in this Plan.
(b)Election Period: Automatic Enrollment Date; Default Election.
Every Eligible Employee who is eligible for the EACA shall be given a sixty (60)-day election period to opt-out of automatic enrollment or to make an affirmative salary reduction election. The sixty (60)-day election period begins on the date the “EACA Notice,” described in Section 2.2(e), is provided to the Eligible Employee. If, at the end of the sixty (60)-day election period, the Eligible Employee has not opted out of automatic enrollment or made an affirmative salary reduction election, the Eligible Employee shall be deemed to have elected to become an “EACA Participant” and to have made a default salary reduction election to contribute three percent (3%) of his or her Compensation as a pre-tax, Regular Salary Reduction Contribution, and the sixtieth (60th) day of the election period shall be the EACA Participant’s “Automatic Enrollment Date”. The EACA Participant’s default salary reduction election shall become effective as soon as administratively practicable following the EACA Participant’s Automatic Enrollment Date.
(c)Termination of EACA Participant Status.
(i)General Rules.
An EACA Participant’s default salary reduction election will continue until the EACA Participant makes an affirmative election to change (increase, decrease, or stop) the default Salary Reduction Contributions, at which point the Participant will no longer be an EACA Participant. Any change in an EACA Participant’s default salary reduction election will take effect as soon as administratively practicable after the change in accordance with Section 2.1(d) (setting forth the Plan's normal rules for changes in salary reduction elections).
(ii)Rehired EACA Participants.
If an Eligible Employee is an EACA Participant when the Eligible Employee terminates employment with the Participating Employers and the Eligible Employee is subsequently re-employed as an Eligible Employee, the Eligible Employee will again be an EACA Participant and default pre-tax, Regular Salary Reduction Contributions shall commence immediately upon rehire. If an Eligible Employee is not an EACA Participant when the Eligible Employee terminates employment with the Participating Employers (either because the Eligible Employee was never an EACA Participant or because the Eligible Employee’s EACA Participant status had terminated), the Eligible Employee will not be an EACA Participant if the Eligible Employee is re-employed by a Participating Employer and must make an affirmative salary reduction election to commence or re-commence participation in the Plan.
(d)Reasonable Opportunity To Make an Affirmative Election.
An EACA Participant shall have a reasonable opportunity after receipt of the EACA Notice to opt-out of automatic enrollment or to make an affirmative salary reduction election. The rules in Section 2.2(b) are intended to meet this requirement.
(e)Advance Notice Requirement.
At least thirty (30) days, but not more than ninety (90) days, before the beginning of each Plan Year the Plan Administrator shall provide each EACA Participant with a comprehensive notice (the “EACA Notice”) of the EACA Participant’s rights and obligations under the EACA. If an Eligible Employee becomes an EACA Participant after the ninetieth (90th) day before the beginning of the Plan Year and does not receive the EACA Notice for that reason, the EACA Notice will be provided no more than ninety (90) days before the Eligible Employee becomes an EACA Participant but not later than the date the Eligible Employee becomes an EACA Participant. The EACA Notice shall (1) describe the EACA Participant’s right to opt-out of automatic enrollment or to make an affirmative salary reduction election; (2) state that a default pre-tax, Regular Salary Reduction Contribution equal to three percent (3%) of the EACA Participant’s Compensation shall be made in the absence of an affirmative election; (3) describe how the default Salary Reduction Contributions will be invested in the absence of affirmative investment instructions from the EACA Participant; and (4) describe the EACA Participant’s right to elect a withdrawal of default contributions in accordance with Section 2.2(g).
(f)Default Investment.
In the absence of investment directions from an EACA Participant, the EACA Participant’s default Salary Reduction Contributions shall be invested in the qualified default investment alternative described in Section 4.3(c).
(g)Elective Withdrawal of Default Salary Reduction Contributions.
(i)Election.
No later than ninety (90) days after an EACA Participant’s Automatic Enrollment Date (which will occur earlier than ninety (90) days after default Salary Reduction Contributions are first (1st) withheld from the EACA Participant’s pay), the EACA Participant may elect to withdraw all of the default Salary Reduction Contributions made to the EACA Participant’s Account, as adjusted for earnings and losses to the date of the withdrawal. An EACA Participant’s election to withdraw default Salary Reduction Contributions shall be effective as soon as administratively practicable after the election but no later than the earlier of (1) the pay date for the second (2nd) payroll period that begins after the date the election is made or (2) the first (1st) pay date that occurs at least thirty (30) days after the election is made.
(ii)Deemed Election To Stop Default Salary Reduction Contributions.
Unless the EACA Participant affirmatively elects otherwise, any withdrawal request under this Section 2.2(g) shall be treated as an affirmative election to stop making Salary Reduction Contributions to the Participant’s Account. Any EACA Participant who withdraws his or her default Salary Reduction Contributions under this Section 2.2(g) shall no longer be an EACA Participant and will have to make an affirmative election to continue or recommence Salary Reduction Contributions.
(iii)No Effect on Section 402(g) Limit or ADP Test.
Any default Salary Reduction Contributions withdrawn under this Section 2.2(g) are not counted towards the dollar limitation on elective deferrals set forth in Section 402(g) of the Code and described in Section 3.2 of the Plan. Furthermore, such withdrawn default Salary Reduction Contributions are not taken into account in performing the ADP test described in Section 3.1 of the Plan.
(iv)Effect on Matching Contributions.
Matching Contributions that would otherwise be allocated to an EACA Participant’s Account will not be allocated to the extent the EACA Participant withdraws his or her default Salary Reduction Contributions under this Section 2.2(g), and any Matching Contributions that have already been made on account of default Salary Reduction Contributions that are later withdrawn shall be forfeited.
(h)Preemption of State Wage Laws.
Section 514(e) of ERISA preempts any state wage law (or any other state law) that would directly or indirectly prohibit an automatic contribution arrangement (i.e., the withholding of wages without the Employee’s express written consent).
Section 2.3        Roth Salary Reduction Contributions
A Participant making an affirmative salary reduction election in accordance with Section 2.1(a) may designate all or a portion of the Participant's Salary Reduction Contributions (including Catch-up Contributions) as Roth Salary Reduction Contributions if the following conditions are satisfied:
(a)Irrevocable Election.
The Participant’s designation must be made before the Salary Reduction Contributions are withheld from the Participant's Compensation in accordance with procedures approved by the Administrative Committee. Once Roth Salary Reduction Contributions are withheld from the Participant’s Compensation, the designation is irrevocable. However, the election may be changed with respect to future Salary Reduction Contributions in accordance with Section 2.1(d) (setting forth the Plan’s normal rules for changes in salary reduction elections). To the extent a Participant does not affirmatively designate Salary Reduction Contributions as Roth Salary Reduction Contributions, such contributions shall constitute pre-tax Salary Reduction Contributions. All Salary Reduction Contributions for EACA Participants (i.e., Participants who have been automatically enrolled in the Plan in accordance with Section 2.2) shall constitute pre-tax, Regular Salary Reduction Contributions.
(b)After-Tax Treatment by the Participating Employers.
The Participating Employers shall treat any Roth Salary Reduction Contributions as includible in the Participant's income (i.e., treat as wages subject to applicable income and employment tax withholding) at the time the Participant would have received the contributed amounts in cash but for the salary reduction election.

(c)Separate Accounting.
In accordance with Section 4.2, the Trustee or an affiliate of the Trustee shall establish and maintain one or more Roth Contribution Subaccounts (by whatever names or designations the Trustee deems appropriate) for each Participant who elects to make Roth Salary Reduction Contributions to the Plan. The Roth Contribution Subaccounts shall include a record of the Participant’s “investment in the contract” (i.e., Roth Salary Reduction Contributions that have not been distributed). Gains, income, losses, and other credits or charges shall be separately allocated on a reasonable and consistent basis among the Roth Contribution Subaccounts and all other Subaccounts. However, no forfeitures shall be allocated to any Roth Contribution Subaccount. The separate accounting requirement described in this paragraph shall be applicable at the first time any Roth Salary Reduction Contribution is made and shall continue until the Roth Contribution Subaccounts are completely distributed.
(d)Coordination with Salary Reduction Contribution Rules.
Except as otherwise provided hereunder, the Participant's Roth Salary Reduction Contributions shall be subject to all Plan requirements applicable to pre-tax Salary Reduction Contributions. For example, except as otherwise provided hereunder, the Roth Salary Reduction Contributions shall constitute Salary Reduction Contributions for purposes of: (i) the affirmative election procedures under Section 2.1(a); (ii) the thirty percent (30%) Plan limit on Regular Salary Reduction Contributions in Section 2.1(b); (iii) the nondiscrimination tests and rules under Section 3.1; (iv) the calendar-year dollar limitation under Section 402(g) of the Code and Section 3.2(a) of the Plan; (v) the Catch-up Contribution provisions in Section 414(v) of the Code and Sections 2.1(c) and 3.2(b) of the Plan; (vi) any allocation of Matching Contributions under the Plan; (vii) the limitations under Section 415(c) of the Code that are described in Section 3.4; (viii) the minimum distribution rules in Section 401(a)(9) of the Code and Section 6.8 of the Plan; (ix) full vesting of Salary Reduction Contributions under Section 5.1(a); and (x) the determination of Top-Heavy Plan status under Article XI.

Section 2.4         Matching Contributions for Participants First Employed by a Participating Employer After April 30, 2011 and Before January 1, 2022 (or Deemed To Be New Employees After April 30, 2011 and Before January 1, 2022, Under Section 1.2 of the HEI Retirement Plan)
A Participant who is first employed by a Participating Employer after April 30, 2011 and before January 1, 2022, or who is deemed to be a new Employee of a Participating Employer after April 30, 2011 and before January 1, 2022, under Section 1.2 of the HEI Retirement Plan, shall be eligible for the Matching Contributions described in this Section 2.4. Any Participant who was first employed by a Participating Employer prior to May 1, 2011 or after December 31, 2021, and who is not deemed to be a new Employee after April 30, 2011 and before January 1, 2022, under Section 1.2 of the HEI Retirement Plan, is not eligible for the Matching Contributions described in this Section 2.4.
(a)Amount.
The Participating Employers shall match the Salary Reduction Contributions of their eligible Participants on the following basis: a fifty percent (50%) match on the first six percent (6%) of annual Compensation deferred by the Participant (i.e., maximum Matching Contribution of three percent (3%) of the Participant’s annual Compensation). Since Section 12.8 limits the Compensation taken into account in determining contributions to Compensation earned after an Eligible Employee becomes a Participant, in a Participant’s first (1st) year of participation, Compensation earned before the Participant begins participation shall not be counted in the Participant’s annual Compensation for purposes of calculating the Participant’s Matching Contribution.
(b)Matching Contributions on Catch-up Contributions.
Catch-up Contributions are treated as “elective deferrals” under the Code and Treasury Regulations. Accordingly, Catch-up Contributions are eligible for Matching Contributions. However, since Matching Contributions are made only on the first six percent (6%) of Compensation deferred, so long as the interplay of the limitations in Sections 401(a)(17) and 402(g) of the Code make it impossible for Catch-up Contributions to be within the first six percent (6%) of a Participant’s Compensation, no Matching Contributions shall be made on Catch-up Contributions.
(c)Deposit of Matching Contributions; True-up.
The Participating Employers will pay the Matching Contributions to the Trustee no later than the due date, including extensions thereof, for filing the Company’s tax return for the taxable year with respect to which the Matching Contributions are made. If the Participating Employers pay the Matching Contributions to the Trustee prior to the end of the year with respect to which the Matching Contributions are made, the Participating Employers shall true-up the Matching Contributions at or after the end of the year to make sure that each Participant received a Matching Contribution equal to fifty percent (50%) of the first six percent (6%) of annual Compensation deferred by the Participant for the year.

(d)Application of Section 401(a)(17) Limit.
The dollar limit in effect under Section 401(a)(17) of the Code shall be applied on an as-earned basis. This means that once a Participant has earned Compensation equal to the dollar limit under Section 401(a)(17) for the Plan Year, no further Matching Contributions shall be made for that Participant for the Plan Year.
Section 2.5        Non-Elective Contributions for Participants First Employed by a Participating Employer After December 31, 2021 (or Deemed to Be New Employees After December 31, 2021, Under Section 1.2 of the HEI Retirement Plan)
A Participant who is first employed by a Participating Employer after December 31, 2021, or who is deemed to be a new Employee of a Participating Employer after December 31, 2021, under Section 1.2 of the HEI Retirement Plan, shall be eligible for the Non-Elective Contributions described in this Section 2.5. Any Participant who was first employed by a Participating Employer prior to January 1, 2022, and who is not deemed to be a new Employee after December 31, 2021, under Section 1.2 of the HEI Retirement Plan, is not eligible for the Non-Elective Contributions described in this Section 2.5.
(a)Amount.
Each Plan Year, the Participating Employers shall make a Non-Elective Contribution on behalf of each Participant in an amount equal to ten percent (10%) of the Participant's Compensation for such year. Since Section 12.8 limits the Compensation taken into account in determining contributions to Compensation earned after an Eligible Employee becomes a Participant, in a Participant’s first year of participation the Compensation earned before the Participant begins participation shall not be taken into account in determining the Participant's Compensation for purposes of calculating the Participant’s Non-Elective Contribution.
(b)Timing of Deposit of Non-Elective Contributions
The Participating Employers will pay the Non-Elective Contributions to the Trustee no later than the due date, including extensions thereof, for filing the Company’s tax return for the taxable year with respect to which the Non-Elective Contributions are made. If the Participating Employers pay the Non-Elective Contributions to the Trustee prior to the end of the Plan Year with respect to which the Non-Elective Contributions are made, the Participating Employers shall true-up the Non-Elective Contributions at or after the end of the Plan Year, as may be necessary to ensure that each Participant receives a Non-Elective Contribution equal to fifty percent (10%) of the Participant’s Compensation for such year.
Section 2.6        Return of Contributions
(a)Mistake of Fact.
If a contribution is made because of a mistake of fact, the contribution may be returned within one (1) year after the contribution is made. The amount that may be returned is the amount contributed over the amount that would have been contributed had no mistake of fact occurred. Earnings on mistaken Matching Contributions and Non-Elective Contributions may not be returned, but losses attributable thereto reduce the amount returned. Mistaken Regular Salary Reduction and Catch-up Contributions shall be adjusted for earnings or losses.
(b)Loss of Deduction.
If a Matching Contribution or Non-Elective Contribution is not deductible under the Code, such contribution (to the extent the deduction is disallowed) may be returned to the Participating Employer within one (1) year after the disallowance of the deduction. Earnings on nondeductible contributions may not be returned, but losses attributable thereto reduce the amount returned.
Section 2.7        Rollover Contributions
(a)Direct Rollovers.
A Participant or an Eligible Employee (whether or not a Participant) may make a “direct rollover” to the Plan of an “eligible rollover distribution” from: (i) a retirement plan qualified under Section 401(a) of the Code; (ii) an annuity plan described in Section 403(a) of the Code; (iii) an annuity contract described in Section 403(b) of the Code; (iv) an individual retirement account or individual retirement annuity described in Section 408 of the Code; or (v) an eligible Section 457(b) deferred compensation plan established and maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.
A “direct rollover” is a direct payment of an eligible rollover distribution by any reasonable means from the trustee, custodian, or annuity provider of the former plan or arrangement to the Trustee of this Plan. For purposes of this Section 2.7, an “eligible rollover distribution” means a payment of cash which is not one of a series of periodic payments, is not a payment required to be distributed to the Participant under Section 401(a)(9) of the Code, and is not a hardship distribution from another plan.
The Administrative Committee may adopt reasonable standards and procedures for determining whether a proposed rollover is permissible.
(b)Direct Rollovers from Designated Roth Accounts.
A Participant or an Eligible Employee may make a direct rollover from a designated Roth account in another tax-qualified 401(k) plan or 403(b) annuity or governmental 457(b) plan. The Trustee shall separately account for any Roth contributions rolled over to the Plan. Rollover contributions are not permitted from Roth IRAs.
(c)Direct Rollovers of Other After-Tax Amounts.
The Plan may accept direct rollovers of other after-tax amounts from retirement plans qualified under Section 401(a) of the Code or from annuity contracts described in Section 403(b) of the Code. The Trustee shall separately account for the after-tax portion of any direct rollover under this Section 2.7(c).

(d)Traditional Rollovers.
The Administrative Committee may consider traditional rollovers by Eligible Employees. To protect the tax-qualified status of the Plan, the Administrative Committee may ask the Eligible Employee to provide an opinion of counsel or other evidence to establish that the requirements for a traditional rollover have been satisfied.
Section 2.8        USERRA Rights of Participants Returning from Qualified Military Service
If a Participant returns to employment with a Participating Employer following a leave of absence for Qualified Military Service, the Participant shall be eligible to have his or her military leave of absence counted as employment with the Participating Employer for purposes of Salary Reduction Contributions, Non-Elective Contributions, and Matching Contributions, as applicable. The Administrative Committee has established written procedures to meet the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”). These procedures establish rules permitting reemployed veterans to make up Salary Reduction Contributions upon their return to employment with a Participating Employer and granting makeup Matching Contributions for returning Participants who would have been entitled to Matching Contributions during the military leave of absence. The USERRA procedures are incorporated herein by this reference and may be amended at any time without notice and without further amendment to the Plan.
Section 2.9        Qualified Nonelective Contributions
The Participating Employers may make qualified nonelective contributions if necessary to correct a qualification failure in accordance with the Employee Plans Compliance Resolution System. A “qualified nonelective contribution” is an employer contribution that is one hundred percent (100%) vested when made, that the Participant may not elect to receive in cash, and that is distributable only in accordance with the distribution restrictions applicable to Salary Reduction Contributions, except that qualified nonelective contributions may not be distributed on account of hardship. Qualified nonelective contributions cannot be taken into account in performing the ADP and ACP tests described in Sections 3.1 and 3.3, respectively, for a Plan Year for an NHCE to the extent such contributions exceed the product of that NHCE’s ADP Compensation and the greater of five percent (5%) or two (2) times the Plan’s representative contribution rate. Any qualified nonelective contribution taken into account under an ACP test under Section 1.401(m)-2(a)(6) of the Treasury Regulations (including the determination of the representative contribution rate for purposes of Section 1.401(m)-2(a)(6)(v)(B)) is not permitted to be taken into account under the ADP test (including the determination of the representative contribution rate under Section 1.401(k)-2(a)(6)(iv)(B)). Any qualified nonelective contribution taken into account in an ADP test under Section 1.401(k)-2(a)(6) of the Treasury Regulations (including the determination of the representative contribution rate for purposes of Section 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account under the ACP test (including the determination of the representative contribution rate for purposes of Section 1.401(m)-2(a)(6)(v)(B)). The Plan’s “representative contribution rate” is the lowest applicable contribution rate of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible NHCE in the group of all eligible NHCEs for the Plan Year and who is employed by a

Participating Employer on the last day of the Plan Year). For purposes of the ADP test, the “applicable contribution rate” for an eligible NHCE is the sum of the qualified matching contributions, if any, taken into account in performing the ADP test for the eligible NHCE for the Plan Year and the qualified nonelective contributions made for the eligible NHCE for the Plan Year, divided by the eligible NHCE’s ADP Compensation for the same period. For purposes of the ACP test, the “applicable contribution rate” for an eligible NHCE is the sum of the matching contributions taken into account in performing the ACP test for the eligible NHCE for the Plan Year and the qualified nonelective contributions made for the eligible NHCE for the Plan Year, divided by the eligible NHCE’s ADP Compensation for the same period.

ARTICLE III
NONDISCRIMINATION RULES; LIMITATIONS ON CONTRIBUTIONS
Section 3.1        Section 401(k) Nondiscrimination Rules
(a)ADP Test.
Regular Salary Reduction Contributions are tested for discrimination under the actual deferral percentage (“ADP”) test of Section 401(k)(3)(A)(ii) of the Code. For purposes of ADP testing, the portion of the Plan that covers nonunion Participants and the portion of the Plan that covers bargaining unit Participants are treated as separate plans and tested separately.
(b)Prior-year Testing Method.
The Plan uses the prior-year ADP testing method, under which the ADP in the current year for the group of Eligible Employees who are HCEs is compared to the ADP in the previous year for the group of Eligible Employees who were NHCEs in the previous year. The comparative percentages must satisfy one of the following tests:
(i)1.25 Test.
The ADP for the current Plan Year for the group of Eligible Employees who are HCEs is not more than the ADP in the previous Plan Year for the group of Eligible Employees who were NHCEs in the previous Plan Year multiplied by 1.25 [HCE ADP ≤ (NHCE ADP x 1.25)], or
(ii)Two Percent (2%) Spread Test.
The excess of the ADP for the current Plan Year for the group of Eligible Employees who are HCEs is not more than two percentage points greater than the ADP in the previous Plan Year for the group of Eligible Employees who were NHCEs in the previous Plan Year, and the ADP for the current Plan Year for the group of Eligible Employees who are HCEs is not more than twice the ADP in the previous Plan Year for the group of Eligible Employees who were NHCEs in the previous Plan Year [HCE ADP < (NHCE ADP + 2%)] and [HCE ADP ≤ (NHCE ADP x 2)].
(c)ADP Rules
(i)Groups.
The ADP for a specified group of Eligible Employees for a Plan Year means the average of the ratios (calculated separately for each Eligible Employee in such group) of (A) the amount of Regular Salary Reduction contributions allocated to the Eligible Employee’s Account as of a date within such Plan Year to (B) such Eligible Employee’s ADP Compensation for such Plan Year. The ADP of an

Eligible Employee who is eligible to but does not elect to have Salary Reduction Contributions made on his or her behalf for a Plan Year is zero.
(ii)Special Rule for HCEs.
The ADP for any Eligible Employee who is an HCE for the Plan Year and who is eligible to have contributions allocated to his or her account under two or more cash or deferred arrangements described in Section 401(k) of the Code that are maintained by a Participating Employer or Associated Company shall be determined as if such contributions were made under a single arrangement.
(iii)Lookback.
The ADP for the eligible NHCEs is determined using the actual deferral ratios for the Eligible Employees who were NHCEs in the previous Plan Year, regardless of whether those NHCEs are Eligible Employees or NHCEs in the Plan Year for which the ADP test is being calculated.
(iv)Catch-up Contributions.
Catch-up Contributions are not taken into account under the ADP test for any Plan Year.
The provisions of Section 401(k)(3) of the Code and Section 1.401(k)-2 of the Treasury Regulations are incorporated in the Plan by this reference.
(d)Correction of Excess Contributions.
Excess contributions are corrected under a four-step process as follows:
(i)Step 1.
If the Plan does not satisfy either of the ADP tests for a Plan Year, the dollar amount of excess contributions for each affected HCE shall be calculated in a manner consistent with Section 401(k)(8)(B) of the Code and Section 1.401(k)-2(b)(2) of the Treasury Regulations, which states that the amount of excess contributions for an HCE is the amount (if any) by which such HCE’s contributions must be reduced for the HCE’s actual deferral ratio (“ADR”) to equal the highest permitted ADR for the year. To calculate the highest permitted ADR, the ADR of the HCE with the highest ADR is reduced by the amount required to cause that HCE’s ADR to equal the ADR of the HCE with the next highest ADR. If a lesser reduction would enable the arrangement to satisfy the ADP test after reductions, only this lesser reduction would be used. The process described in this Step 1 must be repeated until the arrangement would satisfy the ADP test after reductions. The sum of all reductions for all HCEs is the total amount of excess contributions for the Plan Year.

(ii)Step 2.
The total amount of excess contributions determined in Step 1 shall be apportioned among the HCEs in accordance with this Step 2. The contributions of the HCE with the highest dollar amount of contributions taken into account under the ADP test shall be reduced by the amount required to cause that HCE’s contributions to equal the dollar amount of the contributions for the HCE with the next highest dollar amount of contributions taken into account under the ADP test. However, if a lesser apportionment to the HCE would enable the Plan to apportion the total amount of excess contributions, only the lesser apportionment would apply. The procedure in this Step 2 must be repeated until the total amount of excess contributions has been apportioned.
(iii)Step 3.
The amount of excess contributions apportioned to an HCE shall be adjusted for any income or loss attributable to such excess contributions, provided that there shall be no adjustment for earnings or losses occurring in the gap period between the end of the Plan Year in which the excess contributions were made and the time when the excess contributions are distributed. The income or loss allocable to the excess contributions shall be calculated by multiplying the income or loss allocable to the HCE’s Salary Reduction Subaccount for the Plan Year in which the excess contributions occurred by a fraction, the numerator of which is the HCE’s excess contributions for the Plan Year and the denominator of which is the balance of the HCE’s Salary Reduction Subaccount as of the beginning of the Plan Year plus the HCE’s Salary Reduction Contributions during the Plan Year.
(iv)Step 4.
Within twelve (12) months after the close of the Plan Year in which the excess contributions occurred, the Plan must distribute to each HCE the excess contributions apportioned to the HCE under Step 2 and the allocable income determined under Step 3. To avoid the ten percent (10%) excise tax under Section 4979 of the Code, the distributions must be made within two and a half (2 1/2) months after the close of the Plan Year in which the excess contributions occurred. The distribution shall be designated as a corrective distribution of excess contributions.
(v)Special Rule for Catch-up Contributions.
If an HCE who would otherwise receive a corrective distribution is eligible to make Catch-up Contributions for the year in which the excess contributions occurred and if the Catch-up Contributions for such HCE are less than the Catch-up Contribution dollar limit in. Section 3.2(b), some or all of the amount that would otherwise be distributed to the HCE shall be recharacterized as a Catch-up Contribution and retained in. such HCE’s Account. The amount to be recharacterized and retained shall be equal to the lesser of (1) the difference between the Catch-up Contribution dollar limit for the Plan Year and the HCE’s prior Catch-up Contributions for the Plan Year or (2) the total amount that would otherwise be distributed to the HCE as a corrective distribution.
(vi)Special Rule for Roth Salary Reduction Contributions.
To the extent excess contributions are distributed to an HCE under this Section 3.1(d) for a Plan Year that includes both pre-tax Salary Reduction Contributions and Roth Salary Reduction Contributions, the excess contributions shall be distributed in the following order of priority: (A) first, any pre-tax Salary Reduction Contributions shall be distributed, and (B) second, Roth Salary Reduction Contributions shall be distributed. In accordance with Treasury Regulations, the principal amount of any Roth Salary Reduction Contributions shall not be includible in gross income, but any income allocable to the distribution shall be includible in gross income.
Section 3.2         Maximum Elective Deferrals
(a)Dollar Limit on Salary Reduction Contributions.
No Participant shall be permitted to make Salary Reduction Contributions during any calendar year in excess of the amount of elective deferrals permitted by Section 402(g)(1) of the Code. The limit is set annually by the IRS and is adjusted for cost-of-living increases.
(i)Designation of Excess Elective Deferrals.
The 402(g) limit applies to the Participant and is based not only on Salary Reduction Contributions to this Plan but also on “elective deferrals” to any other qualified retirement plan, including plans of other employers. “Elective deferrals” are contributions made to employer-sponsored, qualified retirement plans pursuant to salary reduction agreements and include 401(k) contributions, 403(b) annuity contributions, and elective contributions to SIMPLE plans. Since neither the Participating Employers nor the Administrative Committee has knowledge of a Participant’s elective deferrals to qualified retirement plans of other employers, it is the Participant’s responsibility to monitor this limit with respect to all elective deferrals. If a Participant’s elective deferrals for a Plan Year are in excess of the 402(g) limit, the Participant must choose which plan to allocate the excess to. If the Participant chooses to allocate some or all of the excess to this Plan, the Participant must so notify the Administrative Committee no later than March 1 of the year following the year in which the excess occurred. The Participant’s notice to the Administrative Committee must (a) be in writing, (b) specify the amount of such excess for the preceding year allocated to the Plan, and (c) be accompanied by the Participant’s written statement to the effect that if such amounts are not distributed, such excess (when added to amounts deferred under other qualified retirement plans or arrangements) would exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the contribution occurred. A Participant shall be deemed to have provided the foregoing notice to the Administrative Committee if the Participant’s elective deferrals have exceeded the 402(g) limit taking into account only Salary Reduction Contributions to this Plan and elective deferrals to other plans sponsored by the Participating Employers or an Associate Company.
(ii)Distribution of Excess Elective Deferrals.
Any excess elective deferrals allocated to the Plan in accordance with the foregoing paragraph, plus any income and minus any loss allocable thereto through the end of the Plan Year, shall be distributed to the Participant no later than April 15 of the year following the year in which the excess elective deferrals were contributed. The income or loss allocable to such excess elective deferrals shall be calculated by multiplying the income or loss allocable to the Participant’s Salary Reduction Subaccount for the Plan Year by a fraction, the numerator of which is the Participant’s excess elective deferrals for the Plan Year and the denominator of which is the balance of the Participant’s Salary Reduction Subaccount as of the beginning of the Plan Year plus the Participant’s Salary Reduction Contributions during the Plan Year. There shall be no adjustment for earnings or losses occurring in the gap period between the end of the Plan Year in which the excess elective deferrals were made and the time when the excess elective deferrals are distributed.
(iii)Special Rule for Catch-up Contributions.
If a catch-up eligible Participant has made Regular Salary Reduction Contributions in excess of the 402(g) limit but has not made the full amount of Catch-up Contributions permitted under Section 3.2(b), the amount of Regular Salary Reduction Contributions in excess of the 402(g) limit shall be recharacterized as Catch-up Contributions to the extent permitted under Section 3.2(b).
(iv)Special Rule for Roth Salary Reduction Contributions.
To the extent excess elective deferrals are distributed under Section 3.2(a)(ii) for a Plan Year that includes both pre-tax Salary Reduction Contributions and Roth Salary Reduction Contributions, the excess elective deferrals shall be distributed in the following order of priority: (A) first, any pre-tax Salary Reduction Contributions shall be distributed, and (B) second, Roth Salary Reduction Contributions shall be distributed. In accordance with Treasury Regulations, the principal amount of any Roth Salary Reduction Contributions shall not be includible in gross income, but any income allocable to the distribution shall be includible in gross income.
(b)Dollar Limit on Catch-up Contributions.
No catch-up eligible Participant shall be permitted to make Catch-up Contributions during any calendar year in excess of the amount permitted under Section 414(v)(2)(B)(i) of the Code, as adjusted for cost-of-living increases.

Section 3.3        Section 401(m) Nondiscrimination Rules
(a)ACP Test.
Matching Contributions made on behalf of nonunion Participants are tested for discrimination under the actual contribution percentage (“ACP”) test of Section 401(m)(2) of the Code. (Matching Contributions made on behalf of bargaining unit Participants automatically satisfy the Section 401(m) nondiscrimination requirements.)
(b)Prior-year Testing Method.
The Plan uses the prior-year ACP testing method, under which the ACP in the current year for the group of Eligible Employees who are HCEs is compared to the ACP in the previous year for the group of Eligible Employees who were NHCEs in the previous year. The comparative percentages must satisfy one of the following tests:
(i)1.25 Test.
The ACP for the current Plan Year for the group of Eligible Employees who are HCEs is not more than the ACP in the previous Plan Year for the group of Eligible Employees who were NHCEs in the previous Plan Year multiplied by 1.25 [HCE ACP ≤ (NHCE ACP x 1.25), or
(ii)2% Spread Test.
The excess of the ACP for the current Plan Year for the group of Eligible Employees who are HCEs is not more than two percentage points greater than the ACP in the previous Plan Year for the group of Eligible Employees who were NHCEs in the previous Plan Year, and the ACP for the current Plan Year for the group of Eligible Employees who are HCEs is not more than twice the ACP in the previous Plan Year for the group of Eligible Employees who were NHCEs in the previous Plan Year [HCE ACP ≤ (NHCE ACP + 2%)] and [HCE ACP ≤ (NHCE ACP x 2)].
(c)ACP Rules
(i)Groups.
The ACP for a specified group of Eligible Employees for a Plan Year means the average of the ratios (calculated separately for each Eligible Employee in such group) of (A) the amount of Matching Contributions allocated to the Eligible Employee’s Account as of a date within such Plan Year to (B) such Eligible Employee’s ADP Compensation for such Plan Year.
(ii)Special Rule for the 2011 Plan Year.
For the 2011 Plan Year, which was the first year in which Matching Contributions were made, the ACP for NHCEs was deemed to be three percent (3%).

(iii)Special Rule for HCEs.
The ACP for any Eligible Employees who is an HCE for the Plan Year and who is eligible for matching contributions or employee contributions under more than one plan maintained by a Participating Employer or Associated Company shall be determined as if such contributions were made under a single arrangement.
(iv)Lookback.
The ACP for the eligible NHCEs is determined using the actual contribution ratios for the Eligible Employees who were NHCEs in the previous Plan Year, regardless of whether those NHCEs are Eligible Employees or NHCEs in the Plan Year for which the ACP test is being calculated.
The provisions of Section 401(m)(2) of the Code and Section 1.401(m)-2 of the Treasury Regulations are incorporated in the Plan by this reference.
(d)Correction of Excess Aggregate Contributions.
Excess aggregate contributions are corrected under a four-step process as follows:
(i)Step 1.
If the Plan does not satisfy either of the ACP tests for a Plan Year, the dollar amount, of excess aggregate contributions for each affected HCE shall be calculated in a manner consistent with Section 401(m)(6) of the Code and Section 1.401(m)-2(b)(2) of the Treasury Regulations, which states that the amount of excess aggregate contributions for an HCE is the amount (if any) by which such HCE’s contributions must be reduced for the HCE’s actual contribution ratio (“ACR”) to equal the highest permitted ACR for the year. To calculate the highest permitted ACR, the ACR of the HCE with the highest ACR is reduced by the amount required to cause that HCE’s ACR to equal the ACR of the HCE with the next highest ACR. If a lesser reduction would enable the arrangement to satisfy the ACP test, only this lesser reduction would be used. The process described in this Step 1 must be repeated until the arrangement would satisfy the ACP test after reductions. The sum of all reductions for all HCEs is the total amount of excess aggregate contributions for the Plan Year.
(ii)Step 2.
The total amount of excess aggregate contributions determined in Step 1 shall be apportioned among the HCEs in accordance with this Step 2. The contributions of the HCE with the highest dollar amount of contributions taken into account under the ACP test shall be reduced by the amount required to cause that HCE’s contributions to equal the dollar amount of the contributions for the HCE with the next highest dollar amount of contributions taken into account under the ACP test. However, if a lesser apportionment to the HCE would enable the Plan to apportion the total amount of excess aggregate contributions, only the lesser apportionment would apply The procedure in this Step 2 must be repeated until the total amount of excess aggregate contributions has been apportioned.
(iii)Step 3.
The amount of excess aggregate contributions apportioned to an HCE shall be adjusted for any income or loss attributable to such excess aggregate contributions, provided that there shall be no adjustment for earnings or losses occurring in the gap period between the end of the Plan Year in which the excess aggregate contributions were made and the time when the excess aggregate contributions are distributed. The income or loss allocable to the excess aggregate contributions shall be calculated by multiplying the income or loss allocable to the HCE’s Matching Contribution Subaccount for the Plan Year in which the excess aggregate contributions occurred by a fraction, the numerator of which is the HCE’s excess aggregate contributions for the Plan Year and the denominator of which is the balance of the HCE’s Matching Contribution Subaccount as of the beginning of the Plan Year plus the HCE’s Matching Contributions for the Plan Year.
(iv)Step 4.
Within twelve (12) months after the close of the Plan Year in which the excess aggregate contributions occurred, the Plan must distribute to each HCE the excess aggregate contributions apportioned to the HCE under Step 2 and the allocable income determined under Step 3. To avoid the ten percent (10%) excise tax under Section 4979 of the Code, the distributions must be made within two and a half (2 1/2) months after the close of the Plan Year in which the excess aggregate contributions occurred. The distribution shall be designated as a corrective distribution of excess aggregate contributions.
Section 3.4         Section 415 Limitations
(a)Annual Additions.
For each Plan Year, “Annual Additions” to the Plan (plus “Annual Additions” to any other defined contribution plan that a Participating Employer maintains) on behalf of each Participant may not exceed the lesser of $40,000 (adjusted for cost-of-living increases under Section 415(d) of the Code) or one hundred percent (100%) of the Participant’s 415 Compensation for the Plan Year. “Annual Additions” means the sum credited to a Participant’s Account for a Plan Year of:
•All employer contributions (including Salary Reduction Contributions);
•All Employee contributions (none are currently allowed);
•Forfeitures; and

•With respect to “Key Employees” only, as defined in Section 11.1(a), amounts contributed to a 401(h) account in a defined benefit plan or to a qualified asset account in a welfare benefit fund to provide postretirement medical benefits to or on behalf of the Key Employee, except that the one hundred percent (100%)-of-compensation limitation on Annual Additions shall not apply to any amounts treated as Annual Additions under this paragraph.
Catch-up Contributions and assets transferred or rolled over from another qualified plan are not Annual Additions. Furthermore, the reinvestment of dividends on Company Stock, described in Sections 4.3(a) and (e), the allocation of a restorative payment, described in Section 1.415(c)-1(b)(2)(ii)(C) of the Treasury Regulations, and the repayment of a Plan loan are not Annual Additions. However, Annual Additions include excess contributions and excess aggregate contributions for a Plan Year that are subsequently distributed to a Participant pursuant to Section 3.1(d) and 3.3(d), as applicable. Annual Additions also include Salary Reduction Contributions that exceed the limits of Section 402(g) of the Code, except to the extent such excess amounts are refunded to the Participant by April 15 of the following Plan Year.
(b)Section 415 Aggregation Rules.
In applying the limitations of Section 415 of the Code, all defined contribution plans (whether or not terminated) of a Participating Employer (or a predecessor employer, as defined in Section 1.415(f)-1(c) of the Treasury Regulations) under which the Participant has received Annual Additions shall be treated as one plan, and the term “Participating Employer” shall include the Company and all corporations that are members of the same controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c), as modified, except in the case of a brother-sister group of trades or businesses under common control, by Code Section 415(h)), affiliated service groups (as defined in Code Section 414(m)), and any other entity required to be aggregated with the Company under Code Section 414(o).
(c)Correction of Excess Annual Additions.
The correction methods for excess annual additions in Section 1.415-6(b)(6) of the 1981 Treasury Regulations shall not be effective for limitation years beginning on or after July 1, 2007, except as permitted under the Employee Plans Compliance Resolution System.
Section 3.5         Forfeiture of Matching Contributions
Matching Contributions shall be forfeited if the Salary Reduction Contributions to which the Matching Contributions relate are returned to the Participant because the Salary Reduction Contributions are determined to be excess contributions under Section 3.1 or excess elective deferrals under Section 3.2. Matching Contributions that are forfeited shall be adjusted for income or loss in the same way as the Salary Reduction Contributions that are returned to the Participant. To the extent that the Matching Contributions represent excess aggregate contributions that are distributed to the Participant under Section 3.3, the forfeiture shall not occur.
Any Matching Contributions forfeited under this Section 3.5 shall be used to pay administrative expenses of the Plan or to reduce the Participating Employers’ Matching Contributions in accordance with Section 5.2(c).

ARTICLE IV
ACCOUNTING AND INVESTMENTS
Section 4.1         Assets To Be Held by Trustee
All assets of the Plan shall be held and invested by the Trustee pursuant to the Trust Agreement and the rules set forth in this Article IV.
Section 4.2         Accounting and Expenses
The Trustee or an affiliate of the Trustee shall maintain accurate accounting of each Participant’s interest in the Plan in accordance with the Trust Agreement or separate record keeping agreement.
(a)Subaccounts.
Although the total interest of a Participant in the Plan is reflected in or expressed as his or her Account, the Trustee may maintain Subaccounts to reflect different sources of contributions to a Participant’s Account. For example, all Salary Reduction Contributions and any other 401(k) monies must be separately accounted for to ensure that the distribution restrictions under Section 401(k) are complied with. As of January 1, 2022, the Trustee maintains the following Subaccounts with respect to Participant Accounts:

•Salary Reduction	•Participant Voluntary
•Rollover	•HEI Diversified Plan ("HEIDI")
•ER Matching Contribution	•AmeriMatch
•Employer ASB	•Employer Supplemental
•IRA	•Voluntary HEISOP
•Employer HEISOP	•Employee Pre-Tax Catch-up
•After-Tax Rollover	•QNEC
•Non-Elective Contribution

The Subaccounts may be changed at any time by agreement between the Company or the PIC and the Trustee.
(b)Valuation of Accounts.
The Account and Subaccounts of each Participant shall be valued at the end of each day that the New York Stock Exchange is open (each, a “valuation date”). All distributions, withdrawals, and Plan loans shall be based on the value of a Participant’s Account as of the last valuation date.

(c)Fees and Expenses.
Generally, there are three kinds of expenses associated with investments in the HEIRS Plan: investment expenses associated with the investment options, administrative expenses, and individual expenses. These are generally described as follows:
(i)Investment Expenses.
The investment options have investment fees and expenses associated with them. The fees and expenses associated with the mutual funds offered under the Plan may include, but are not limited to, investment management fees, marketing and distribution fees (12b-1 fees), shareholder servicing fees, recordkeeping fees, and. fees for other operating expenses. The annual percentage of a mutual fund’s assets paid out in expenses is expressed as an “expense ratio”. Since the mutual funds are buying and selling securities, there are also transaction costs, including, but not limited to, brokerage commissions that are reflected in the price paid or received by the mutual fund for the various securities purchased or sold.
Investment expenses associated with an investment in “Company Stock,” as defined in Section 4.3(a), may include, but are not limited to, brokerage commissions when Company Stock is purchased or sold on the open market.
(ii)Administrative Expenses.
Administrative expenses may include, but are not limited to, trustee, legal, accounting, actuarial, recordkeeping, and investment consulting fees. Each Participant may be assessed a recordkeeping fee by the Trustee with respect to his or her Account. Administrative fees specifically associated with an investment in Company Stock may include, but are not limited to, a basic fee for administering Company Stock as an investment under the Plan and fees associated with administering the dividend pass-through program. The mutual funds may pay fees to the Trustee to offset recordkeeping and other administrative expenses. The mutual fund investments may also generate credits which may be used to offset administrative expenses to the extent permitted under ERISA. Credits generated in excess of administrative expenses may be allocated as income to Participant accounts on a pro rata or other reasonable basis.
(iii)Individual Expenses.
Individual expenses are expenses triggered by Participant or Beneficiary action. These fees may include, but are not limited to, loan set-up and quarterly or annual servicing fees, fees connected with distributions and withdrawals, and fees to qualify and administer domestic relations orders. As described in Section 4.3(b) below, certain trading practices may trigger individual redemption fees or penalties. Generally, individual expenses are charged to the individual accounts of the Participants and Beneficiaries who have initiated the action that triggered the expense.

All costs and expenses of the Plan and any taxes assessed against the Plan may be paid from the Plan. The fees and expenses paid from the Plan shall be allocated among Accounts as determined by the Administrative Committee, which shall have the authority, in its discretion, to cause fees and expenses that are properly allocable to particular, individual Accounts to be charged directly to such Accounts and to cause fees and expenses that are not so allocable to be allocated among all Accounts in a reasonable manner determined by the Administrative Committee. The Administrative Committee shall maintain and make available, or ensure that the Trustee maintains and makes available, a current fee schedule for routine fees and expenses that the Administrative Committee has determined to be directly chargeable to the Accounts of particular Participants and Beneficiaries; provided, however, that the Administrative Committee may cause specific expenses to be allocated directly to one or more particular Accounts if the Administrative Committee determines that such allocation is reasonable and appropriate under applicable law and administrative guidance, even if such expenses are not listed on the fee schedule.
The Participating Employers may, but are not required to, pay the general administrative expenses of the Plan. In accordance with applicable prohibited transaction exemptions under ERISA, the Participating Employers may make unsecured, interest-free loans or advances to the Plan to pay the ordinary administrative expenses of the Plan.
Section 4.3         Investment of Accounts
(a)Broad Range of Investments.
The Plan offers a broad range of investment funds, including, but not limited to, mutual funds managed by an affiliate of the Trustee and other companies and common stock of the Company (“Company Stock”). The PIC may change the investment funds offered at any time. A prospectus describing the Plan and the investment risks associated with an investment in the Plan is available to Participants. Appendix A to such prospectus describes the investment funds offered under the Plan. Prospectuses are also available for the mutual fund options.
(b)Participant Direction.
Each Participant is responsible for investing all of his or her Account. A Participant exercises his or her investment responsibility by choosing from among the investment funds offered. Participants are responsible for educating themselves regarding the investment funds available to them. Initial investment choices and subsequent changes are made directly with the Trustee via the telephone or Internet. The PIC is authorized to establish additional rules to regulate or restrict investment elections. The Trustee and the mutual funds may impose their own rules and restrictions with respect to investments, including imposing redemption fees and penalties to restrict certain trading practices. Investment elections and exchanges under the Plan are subject to all such rules, restrictions, fees, and penalties.

(c)Qualified Default Investment Alternative.
If a Participant does not choose an investment option for any portion of the Participant’s Account, the Participant shall be deemed to have chosen the age appropriate target-date Fidelity Freedom Index Fund — Class W (“Target-Date Fund”), or such other investment fund as the PIC may direct, as the investment option applicable to the non-directed portion of the Participant’s Account. It is intended that the Target-Date Funds shall meet the requirements to be a “qualified default investment alternative,” as defined in U.S. Department of Labor (“DOL”) Regulations implementing Section 404(c)(5) of ERISA.
(d)Section 404(c) Plan.
The Plan is intended to constitute a plan described in Section 404(c) of ERISA and the DOL Regulations thereunder. Under Section 404(c) of ERISA, fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of a Participant’s or Beneficiary’s exercise of control over investments in the Participant’s Account. This means that each Participant bears the risks and rewards of the Participant’s own investment decisions. Investment losses may occur based on. those decisions. Neither the Participating Employers nor their officers and directors, the PIC, the Investment Committee, the Administrative Committee, the Trustee, nor any of their representatives insure or otherwise guarantee the performance of any investment fund offered under the Plan.
(e)Company Stock
Participants and Beneficiaries may make limited investments in Company Stock as described in this Section 4.3(e) and in an amendment to the Trust Agreement.
(i)ESOP Status.
The portion of the Plan that is invested in Company Stock is an “employee stock ownership plan” (“ESOP”), as defined in Section 4975(e)(7) of the Code.
(ii)Dividend Pass-Through
Dividends paid on Company Stock shall be passed through to Participants and Beneficiaries in accordance with the Trust Agreement. Each Participant and Beneficiary who has an investment in Company Stock through the Plan may elect to have any dividends paid on Company Stock either (A) paid to the Participant or Beneficiary in cash, or (B) reinvested in Company Stock in the Plan. If a Participant or Beneficiary does not affirmatively elect to receive a dividend in cash, the Participant or Beneficiary shall be deemed to have elected reinvestment of such dividend in Company Stock in the Plan. Any payment of cash dividends to a Participant or Beneficiary shall be accounted for as if the Participant or Beneficiary receiving the dividends was a direct owner of the shares of Company Stock, and the payment shall not be treated as a Plan distribution for purposes of Article VI. In accordance with Section 404(k)(7) of the Code, dividends reinvested in Company Stock in the Plan shall be fully vested.

(iii)Real-Time Trading.
Trading in Company Stock through the Plan shall be done in accordance with the Trust Agreement, which generally provides for real-time trading of Participant or Beneficiary initiated exchanges, with batch activity for other transactions (e.g., purchases of Company Stock for Participant contributions allocated to Company Stock and sales of Company Stock to facilitate distributions and loans).
(iv)Voting of Shares.
In accordance with the terms of the Trust Agreement, each Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote that number of shares of Company Stock credited to the Participant’s or Beneficiary’s Account. Participant and Beneficiary ownership of Company Stock and voting by Participants and Beneficiaries with respect to Company Stock shall be kept confidential. The Trust Agreement sets forth the responsibilities of the Company and the Trustee with respect to notification to Participants and Beneficiaries of annual or special meetings, the means of communicating directions, and the voting of shares for which no direction is received by the Trustee. The Trust Agreement, as it may be amended, shall be followed by the Trustee in performing its responsibilities with respect to common stock of the Company held by the Plan.
(v)Tender Offers.
In the event of a tender offer or other situation that involves the potential for undue influence, tabulation of Participant votes shall be controlled by the Trustee in accordance with the terms of the Trust Agreement.
(vi)Section 16 Insiders.
With respect to a Participant who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 (an “Affected Participant”), the provisions of the Plan and all transactions hereunder are intended and shall be construed and applied so as to comply with all applicable requirements and conditions for exemption under Rule 16b-3 or any successor rule. In this regard, an Affected Participant’s investment election directing the investment, disposition, or reinvestment of the Participant’s Account in the Company Stock shall be structured to meet the requirements for a “discretionary transaction” under Title 17, Section 240.16b-3(f) of the Code of Federal Regulations. Specifically, the Affected Participant shall be allowed to make such investment election with respect to the acquisition or disposition of Company Stock only if such election is made on or after the date that is six (6) months following the date of the most recent investment election for an “opposite way” transaction under any employee benefit plan sponsored by a Participating Employer or Associated Company. For this purpose, an “opposite way” transaction means a previous acquisition if the current transaction is a disposition, and vice versa. However, an acquisition or disposition of Company Stock resulting from an election to receive, or defer the receipt of, Company stock or cash in connection with the death, Disability, Retirement, or termination of service of the Participant falls outside the meaning of a “discretionary transaction” under Rule 16b-3(f), and shall not be subject to, or considered in applying, the above six (6)-month election restriction.
(vii)Change in Shares.
If the outstanding shares of common stock of the Company are decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Company Stock or other securities through merger, consolidation, sale of all or substantially all the assets of the Company, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Company Stock or other securities, an appropriate and proportionate adjustment may be made to the maximum number and kind of shares or other securities that are subject to an effective registration statement filed with the Securities Exchange Commission pursuant to the Securities Act of 1933, as amended. Any adjustment under this paragraph shall be subject to the requirements of applicable federal and state securities laws and regulations.
(viii)Purchase and Sale of Shares.
All purchases of Company Stock by the Trustee shall be made at a price that does not exceed the fair market value of such Company Stock as of the date of purchase. All sales of Company Stock shall be at a price that is not less than the fair market value of such Company Stock as of the date of sale. In accordance with the Trust Agreement, purchases and sales of Company Stock may be made directly with the Company or on the open market. Any purchase or sale of Company Stock shall be made in conformance with Section 408(e) of ERISA, to the extent applicable.
(ix)Diversification.
Subject to Section 4.3(e)(iv) and applicable trading restrictions imposed by the PIC, the Trustee, or an investment fund, Participants are free to diversify the investments of their Accounts at all times.
(x)Limitations on Investments in the Company Stock.
There are two (2) limitations on the amount a Participant may invest in the Company Stock. First; a Participant may not direct more than twenty percent (20%) of any contribution to the Company Stock. Second, Participants and Beneficiaries are prohibited from making transfers or exchanges from other investment alternatives into the Company Stock if the transfer or exchange would cause the Participant’s or Beneficiary’s investment in the Company Stock to exceed twenty percent (20%) of the Participant’s or Beneficiary’s total Account balance. At any time, the PIC may further restrict investments in the Company

Stock or eliminate the Company Stock or any other form of investment in. Company stock as an investment alternative under the Plan.
The restrictions imposed by this paragraph have not been applied to Participants and Beneficiaries who directed investment exchanges/transfers using the Trustee's auto-rebalance feature. Investment exchanges/transfers made in violation of these restrictions from October 17, 2008 through June 8, 2018 are grandfathered. This means that Participants and Beneficiaries who were able to make exchanges/transfers in excess of what is permitted by these restrictions will not be required to reduce their holdings in the Company Stock Fund. Effective June 8, 2018, the restrictions are re-imposed on all investment exchanges/transfers.
(xi)Satisfaction of Code Section 401(a)(35) Requirements.
Since the Plan holds publicly traded employer securities, it is an “applicable defined contribution plan,” as defined in Section 401(a)(35)(E) of the Code, and it is subject to the diversification requirements set forth in Section 401(a)(35) of the Code. Every Participant (including every Beneficiary and alternate payee who has an Account in the Plan with respect to which the Beneficiary or alternate payee is entitled to exercise the rights of a Participant) has the right to divest any investment in the Company Stock attributable to elective deferrals (as described in Section 402(g)(3)(A) of the Code), employee contributions (if any), rollover contributions, and employer nonelective contributions. There is no vesting service requirement with respect to this right to diversification for any type of contribution. Amounts divested from the Company Stock may be invested in any other investment option offered under the Plan, which shall consist of at least three (3) investment options, other than employer securities, each of which is diversified and has materially different risk and return characteristics. Periodic reasonable divestment and reinvestment opportunities shall be provided at least quarterly. Except as provided in Sections 1.401(a)(35)-1(e)(2) and (3) of the Treasury Regulations, restrictions (either direct or indirect) or conditions will not be imposed on the investment of publicly traded securities if such restrictions or conditions are not imposed on the investment of other Plan assets.
Section 4.4         General Investment Powers of the PIC
(a)General.
The PIC may authorize or direct investments in any investment permitted under ERISA and agreed to by the Trustee. The PIC may remove the authority given to Participants to direct the investments in their own Accounts, in which case the PIC or another fiduciary will be responsible for the investments in Participant Accounts.
(b)Investment Managers.
The PIC may contract with one or more investment managers for the management of all or a portion of the Plan’s assets in accordance with the requirements of ERISA. An investment manager must be registered as an investment adviser under the Investment Advisers Act of

1940 or otherwise meet the requirements of Section 3(38)(B) of ERISA, and an investment manager must acknowledge in writing that the investment manager is a fiduciary of the Plan. The PIC may remove or replace an investment manager, as the PIC deems appropriate, in accordance with the applicable investment management contract.
(c)Company Stock and Bank Deposits.
Subject to the limitations in Sections 407 and 408 of ERISA and to any limitations or restrictions that the PIC may impose, up to one hundred percent (100%) of the assets of the Plan may be invested in common stock of the Company.
(d)Common and Collective Trust Funds.
A transaction may be made between the Plan (including a trust or insurance contract forming a part thereof) and (i) a common or collective trust fund or pooled investment fund maintained by a party in interest (as such term is defined in ERISA) that is a bank or trust company supervised by a state or federal agency or (ii) a pooled investment fund of an insurance company qualified to do business in a state, if (A) the transaction is a sale or purchase of an interest in such fund, and (B) the bank, trust company, or insurance company receives not more than reasonable compensation.
(e)81-100 Trusts.
Assets of the Plan may be invested in a group trust qualifying for exemption from tax under Section 501(a) of the Code in accordance with Revenue Ruling 81-100, as modified by Revenue Ruling 2004-67, Revenue Ruling 2011-1, and subsequent Revenue Rulings (an “81-100 Trust”). To the extent any assets of the Plan are invested in an 81-100 Trust, the provisions of the trust agreement governing the 81-100 Trust, as amended from time to time, and the trust thereby created, are hereby adopted as part of this Plan and the trust hereunder with respect to Plan assets invested therein.
Section 4.5         Plan Loans to Active Participants
A Plan loan program is available to Participants who are actively employed by a Participating Employer. Participants who are no longer actively employed by a Participating Employer may access their Accounts through distributions in accordance with the provisions of Article VI. The loan program is administered by the Trustee in accordance with procedures approved by the Administrative Committee. The loan procedures are incorporated herein by this reference and May be amended at any time without notice and without further amendment to the Plan. If there is any conflict between the loan procedures and this Section 4.5, the loan procedures shall control.
(a)Loan Sources.
Plan loans may be taken only from the following Subaccounts: Salary Reduction, Roth Basic, Employee Pre-Tax Catch-Up, Roth Catch-Up, Rollover, After-Tax Rollover, Roth Rollover, Roth In-Plan Conversion, Dividend – Fully Vested, AmeriMatch, Participant Voluntary, Rollover, and Employer ASB.

(b)Application Procedures.
A Participant wishing to obtain a loan may initiate the process with the Trustee by telephone or Internet. The Participant has thirty (30) days after initiating the loan to complete the loan application process. If the process is not completed within thirty (30) days, the Participant must reinitiate the process. The loan application includes a promissory note and security agreement.
(c)Maximum Loan Amount.
The maximum amount which may be borrowed by a Participant is the lesser of:
(i)Fifty Percent (50%) of the Participant’s vested Account balance, or
(ii)$50,000, reduced by the excess (if any) of:
(A)The highest outstanding balance of loans from the Plan during the one (1)-year period ending on the day before the date on which the loan is made, minus
(B)The outstanding balance of loans from the Plan on the date the loan is made.
A Participant's Roth Contribution Subaccounts and Roth In-Plan Conversion Subaccount (defined in Section 6.11.A) will be included in determining a Participant's maximum loan amount and are available sources for loans.
(d)Minimum Loan Amount.
Loans will not be permitted for less than $1,000.
(e)Repayment Terms.
Loans must be repaid within five (5) years, unless the Participant establishes that the loan proceeds are to be used to buy the Participant’s principal residence, in which case the Administrative Committee may agree to a repayment period of up to fifteen years. The principal residence exception to the five (5)-year repayment rule does not apply to loans for the improvement of a Participant’s principal residence. A Participant seeking a loan must agree to have the loan repaid by payroll deduction. If a Participant has terminated employment, or is on a leave of absence other than for Qualified Military Service and is not receiving sufficient Compensation to cover the loan payments, the Participant must make loan payments directly to the Trustee. Interest shall be paid as it accrues, with level amortization.
(f)Purposes for Which Loans May Be Granted.
A Participant may have up to two loans outstanding without restriction on the use of the loan proceeds, provided the maximum loan amount is not exceeded. Under no circumstances shall the Administrative Committee or the Trustee administer the loan program in a manner that is more favorable to Participants who are HCEs than to other Participants.
(g)Interest Rates.
The interest rate charged for Plan loans during any calendar month shall be two percentage points above the Federal Reserve prime rate of interest as of the last working day of the month preceding the month in which the loan is made. The Administrative Committee has the authority, in its discretion, to revise the interest rate charged on Plan loans, in which event the interest rate so determined by the Administrative Committee shall apply to Plan loans made thereafter in lieu of the interest rate set forth herein.
(h)Collateral.
The loan shall be secured by fifty percent (50%) of the Participant’s vested Account balance at the time the loan is approved.
(i)Repayment Upon Distribution.
If a Participant or Beneficiary applies for or otherwise becomes entitled to an immediate distribution in accordance with Article VI of the Plan upon the Participant’s severance from employment, Retirement, Disability, or death (including the automatic distribution of a small Account balance without the Participant’s consent), the unpaid balance of any outstanding loan shall be due and payable in full immediately prior to such distribution. If repayment is not made in full prior to the distribution, the Participant’s Account shall be reduced or offset by the unpaid balance when the distribution is made. The offset amount will be part of the taxable distribution to the Participant or Beneficiary.
(j)Default.
Default will occur if the Participant fails to make a payment within ninety (90) days of when the payment was due. If there is a default, the following will occur:
•The principal amount of the loan plus interest accrued through the date of default will be a deemed distribution, subject to all applicable taxes. The Trustee will issue Internal Revenue Service Form 1099-R to the Participant, reflecting the deemed distribution.
•Although the default will be a deemed distribution, the Trustee will not reduce the Participant’s Account until a distributable event occurs under the terms of the Plan.
•The Participant will not be able to take another Plan loan until the Participant repays the balance of the defaulted loan (with interest).
(k)Leaves of Absence.
Generally, repayments must continue in a timely manner during an authorized leave of absence. However, the repayment of any Plan loan may be suspended while the

Participant is on leave for Qualified Military Service, and, if requested by the Participant, the interest rate on the loan while the Participant is on leave for Qualified Military Service may not exceed six percent (6%). The USERRA. procedures adopted by the Administrative Committee contain rules with respect to suspension of loan payments.
(l)Self-Directed Investment.
As with all other Plan investments, a Plan loan is a self-directed investment. In accordance with Section 4.2(c), the reasonable expenses of a loan may be charged against the Participant’s Account. Interest and principal paid on a loan will be credited solely to the Participant’s Account, and any loss suffered by reason of default or otherwise will be borne solely by the Participant’s Account.

ARTICLE V
VESTING AND FORFEITURES
    Section 5.1    Vesting
Vesting determines the portion of the Participant’s Account that the Participant is entitled to receive when a distributable event occurs, such as Retirement or other severance from employment. Any portion of a Participant’s Account that is not vested upon severance from employment shall be forfeited in accordance with the rules in Section 5.2.
(a)Immediate Vesting in All Subaccounts Other than Matching Contribution Sub accounts
Each Participant is always one hundred percent (100%) vested in all the Participant’s Subaccounts other than any Matching Contribution and Non-Elective Contribution Subaccounts.
(b)Vesting in Matching Contribution Subaccounts
(i)Termination of Employment Prior to Attainment of Normal Retirement Age.
Matching Contributions and Non-Elective Contributions, and their respective earnings are not immediately vested when made. Rather, for a Participant who terminates employment with the Participating Employers prior to the attainment of Normal Retirement Age, vesting in the Participant’s Matching Contribution and Non-Elective Contributions Subaccounts, if any, are determined under the following schedule:

Years of Vesting Service	Vested Percentage
Less than 2 Years	0%
2 Years	20%
3 Years	40%
4 Years	60%
5 Years	80%
6 or more Years	100%
(ii)Attainment of Normal Retirement Age.
If a Participant reaches Normal Retirement Age while employed by a Participating Employer or Associated Company, the Participant shall be one hundred percent (100%) vested in his or her total Account, including any Matching Contribution or Non-Elective Contribution Subaccount, regardless of the Participant’s Years of Vesting Service.
(c)Calculation of Years of Vesting. Service.

Years of Vesting Service are calculated using the elapsed time method, which is based on periods of employment.

(i)General Rule.
Vesting service is granted for the period of time beginning on the date a Participant first (1st) performs one (1) Hour of Service for a Participating Employer or Associated Company and ending on the date the Participant severs from service with all Participating Employers and Associated Companies. A Participant “severs from service” on the earlier of (i) the date the Participant quits, Retires, is discharged, or dies, or (ii) the first anniversary of the first (1st) day of absence for any other reason (e.g., Disability, vacation, or leave of absence).
(ii)Reemployment.
If a former Participant is reemployed by a Participating Employer or Associated Company, vesting service shall be granted for the period of time beginning on the date such Participant is reemployed and ending on the date such Participant subsequently severs from service with all the Participating Employers and Associated Companies. If such Participant is reemployed within the twelve (12)-consecutive month period following the date on which the Participant severs from service, vesting service shall also be granted for the interim period.
(iii)Maternity and Paternity Absences.
If a Participant is absent from work for any period (a) by reason of pregnancy, the birth of a child, or the placement of a child in connection with the Participant’s adoption of the child or (b) for purposes of caring for such child for a period beginning immediately following such birth or adoption, the Participant shall be credited with additional vesting service equal to the lesser of such period or twelve (12) months. The severance from service date for a Participant who is absent from work beyond the first anniversary of the first (1st) day of maternity or paternity absence shall be the second anniversary of the first (1st) day of such absence. The period between the first (1st) and second (2nd) anniversaries shall not be regarded as a period of service or a period of severance.
(iv)Other Leaves of Absence.
With respect to leaves of absence other than maternity or paternity; vesting service shall be granted for:
(A)Military Leave.
The period of time spent on leave for Qualified Military Service. Generally, if a Participant on leave for Qualified Military Service does not return to covered employment within five (5) years after the completion of the Qualified Military Service, no additional vesting credit shall be granted for the period of the Qualified Military Service, However, if a Participant dies while performing Qualified Military Service, the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed and then terminated employment on account of death. This means that the deceased Participant’s Qualified Military Service will be credited as vesting service.
(B)Authorized Personal Leave.
Personal leave of absence authorized by a Participating Employer that is not in excess of one (1) year. In determining leaves of absence, a Participating Employer must act in a nondiscriminatory manner.
(C)Curtailment of Work.
A period of absence because of curtailment of work, not to exceed six (6) months, provided the Participant returns to employment within two (2) weeks after notification by a Participating Employer that work is available.
(v)Break-in-Service Rules
(A)One (1)-Year Break-in-Service.
Following a One (1)-Year Break in Service, a Participant’s Years of Vesting Service prior to the break will not be taken into account in determining the Participant’s vested interest in Matching Contributions and Non-Elective Contributions made after the break until such Participant has again completed one (1) Year of Vesting Service.
(B)Five (5)-Year Break-in-Service.
If a Participant incurs five (5) consecutive One (1)-Year Breaks in Service, vesting service credited subsequent to such One (1)-Year Breaks in Service shall be disregarded for purposes of determining the vesting percentage in Matching Contributions and Non-Elective Contributions made before such One (1)-Year Breaks in Service.
(d)Employment with Associated Companies.
Employment by an Associated Company shall be treated as employment by a Participating Employer for purposes of determining a Participant’s vesting service.
Section 5.2        Forfeitures
(a)Forfeiture of Matching Contributions or Non-Elective Contributions.
If a Participant terminates employment with the Participating Employers without being one hundred percent (100%) vested in his or her Matching Contribution or Non-Elective Contribution Subaccounts, the nonvested portion of the Participant’s Matching Contribution or Non-Elective Contribution Subaccounts shall be forfeited at the time the vested portion of the Participant’s Account is distributed or, if earlier, at the end of the period in which the Participant has incurred five (5) consecutive One (1)-Year Breaks in Service. A Participant with a zero percent (0%) vested interest in Matching Contributions or Non-Elective Contribution and the earnings thereon shall be deemed to have received a distribution of the vested portion of the Participant’s Matching Contribution or Non-Elective Contribution Subaccounts upon termination of employment, causing an immediate forfeiture of any Matching Contributions or Non-Elective Contributions and the earnings thereon credited to such Participant’s Account.
(b)Restoration of Forfeited Matching Contribution or Non-Elective Contribution Subaccounts.
Any forfeiture from a Matching Contribution or Non-Elective Contribution Subaccounts may be restored if the Participant is reemployed by a Participating Employer before the Participant incurs five (5) consecutive One (1)-Year Breaks in Service and the Participant repays the full amount of any distribution made to the Participant from the Participant’s Matching Contribution or Non-Elective Contribution Subaccounts after the Participant terminated employment. The Participant shall have five (5) years from the date of reemployment to make the necessary repayment. If the Participant makes the repayment, the exact amount forfeited shall be restored to the Participant’s Matching Contribution or Non-Elective Contribution Subaccounts, without adjustment for interest or any earnings or losses for the interim period. If the forfeiture occurred because the Participant had a zero percent (0%) vested interest in his or her Matching Contribution or Non-Elective Contribution Subaccounts, the restoration shall occur when the Participant has completed one (1) Year of Vesting Service upon return to employment with the Participating Employers. Any forfeited amounts that must be restored shall be restored first (1st) from current forfeitures from Matching Contribution or Non-Elective Contribution Subaccounts or second (2nd) from an additional contribution by the Participant’s Participating Employer.
(c)Use of Forfeitures To Pay Plan Expenses and Reduce Employer Contributions.
Forfeited Matching Contribution and Non-Elective Contribution Subaccounts that are not used to restore amounts previously forfeited under Section 5.2(b) shall be used first to pay administrative expenses in accordance with Section 4.2(c) and as Permitted under Section 404(a) of ERISA. To the extent forfeitures exceed the amount required to pay administrative expenses, the forfeitures shall be used to reduce the Participating Employers’ Matching Contributions and Non-Elective Contributions for the Plan Year in which the forfeiture occurred. If the forfeitures for a Plan Year exceed the Matching Contributions and Non-Elective Contributions for such Plan Year, the excess shall be held in a suspense account and used to reduce Matching Contributions and Non-Elective Contributions in succeeding years.

ARTICLE VI
PAYMENT OF VESTED BENEFITS
Section 6.1         Severance from Employment
A Participant may apply for and receive a distribution of the Participant’s vested Account balance (determined as of the most recent valuation date preceding the distribution and reduced for any outstanding Plan loan) as soon as administratively feasible following the Participant’s severance from employment.
Section 6.2         Small Account Balances
If a Participant’s vested Account balance is $1,000 or less (determined without regard to source), the Participant’s vested Account balance shall be distributed to the Participant in a single sum as soon as administratively practicable following the Participant’s severance from employment. No consent of the Participant or Participant’s spouse is required for this involuntary cashout to be made. If a Participant’s vested Account balance is more than $1,000 but less than or equal to $5,000 and if the Participant does not elect to have the Participant’s Account balance rolled over in a direct rollover or distributed to the Participant, the Participant’s Account balance shall automatically be rolled over into an individual retirement account designated by the Administrative Committee. If a Participant’s vested Account balance exceeds $5,000 (disregarding any amounts attributable to Rollover Contributions), no distribution may be made to the Participant before the Participant reaches Normal Retirement Age without the consent of the Participant.
Section 6.3         Statutory Commencement Date
Benefits must commence no later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following occurs:
(a)The Participant reaches Normal Retirement Age;
(b)The Participant reaches the tenth anniversary of the year in which the Participant commenced participation in the Plan; or
(c)The Participant severs employment.
Notwithstanding the foregoing, subject to Section 6.8, a Participant must make a claim for benefits and complete the proper distribution processes before benefits will commence under this Section 6.3.
Section 6.4         Forms of Benefit Following Severance from Employment
The forms of benefit available to Participants following severance from employment are:

(a)A single sum (also known as a lump sum) payable as soon as administratively feasible following completion of all applicable distribution forms;
(b)An installment option with respect to HEISOP Sub accounts only, as described in Section 6.5;
(c)Periodic payments of required minimum distributions only, as described in Section 6.6; and
(d)A partial withdrawal of the Participant’s vested Account balance (reduced by any outstanding loan balance) as elected by the Participant. A Participant may elect a partial withdrawal no more than once in any Plan Year.
All distributions shall be in cash, except that a Participant’s investment in Company Stock shall be distributed to the Participant in whole shares of Company Stock. However, a Participant may elect to receive cash in lieu of Company Stock (and shall be deemed to have made such an election with respect to any automatic distribution of $5,000 or less, in accordance with Section 6.2, unless the Participant affirmatively elects to receive the distribution in the form of Company Stock before the automatic distribution is made). No fractional shares shall be issued; the value of any fractional share of stock shall be paid in cash.
Materials explaining the available forms of benefit and the benefit election procedures will be provided to Participants upon termination of employment, and a Participant may make a benefit election on the Trustee’s website or by contacting the Trustee by telephone. The materials shall describe the Participant’s right to defer distribution until the Participant’s Normal Retirement Date and the consequences of failing to defer the distribution. Distribution materials shall be provided to the Participant no less than thirty (30) days and no more than one hundred eighty (180) days before the distribution commences; provided, however, that the distribution may commence less than thirty (30) days after the distribution materials are provided to the Participant if the materials clearly inform the Participant that the Participant has the right to a period of at least thirty (30) days after receiving the materials to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option) and, after receiving the materials, the Participant affirmatively elects a distribution.
Section 6.5         Installment Option for HEISOP Subaccounts
Unless the Participant elects otherwise, the portion of the Participant’s HEISOP Subaccounts, if any, invested in the Company Stock shall be distributed in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of:
(a)Five (5) years, or
(b)In the case of a Participant with investments in the Company Stock in excess of $1,230,000, five (5) years plus one (1) additional year (but no more than five (5) additional years) for each $245,000 or fraction thereof by which such balance exceeds $1,230,000. The $1,230,000 and $245,000 amounts are subject to increase with the cost of living after 2022 in accordance with Section 409(o)(2) of the Code.

Section 6.6         Periodic Payments of Minimum Distributions
A Participant may request that his or her vested Account balance be distributed in the form of periodic payments of required minimum distributions only, commencing on. the Participant’s required beginning date and continuing until the Participant’s Account has been fully distributed to the Participant in accordance with this Section 6.6 or to the Participant’s Beneficiary in accordance with Section 6.7, and determined and paid in accordance with Section 6.8. A Participant who has elected to receive periodic payments of required minimum distributions may elect to receive a single-sum distribution of his or her remaining vested Account balance (reduced by any outstanding loan balance) at any time. “Required beginning date” is defined in Section 6.8(h)(v).
Section 6.7         Death Benefits
If a Participant dies prior to distribution of the Participant’s total vested Account balance, such Participant’s designated Beneficiary shall be entitled to receive the Participant’s remaining vested Account balance (reduced by any outstanding loans) as a death benefit. Death benefits may be paid as soon as administratively feasible following the Participant’s death and must be made by the end of the year which contains the fifth anniversary of the Participant’s death. Death benefits shall be paid in a single sum distribution, except that (a) to the extent, if any, that required minimum distributions are required to be made to the Beneficiary between the date of the Participant’s death and the time at which the remaining Account balance is required to be distributed pursuant to the preceding sentence (or, if earlier, the date the Beneficiary elects to receive a single sum distribution), such required minimum distributions shall be made in accordance with Section 6.8; and (b) subject to Section 6.8, the Beneficiary may elect (or, if distributions to the Participant previously commenced, may continue to receive) installment payments with respect to HEISOP Subaccounts only, as described in Section 6.5.
A Participant’s Beneficiary shall be the person or legal entity designated by the Participant in accordance with procedures approved by the Administrative Committee, provided that a married Participant’s spouse shall automatically be his or her Beneficiary unless the spouse has consented to an alternate Beneficiary. The spouse’s signature on the consent form must be notarized or witnessed by an authorized Plan representative. Spousal consent shall not be required if it is established to the satisfaction of the Administrative Committee that such consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Treasury Regulations may prescribe.
Subject to the rights of a married Participant’s spouse, a Participant may revoke or change designation of the Participant’s Beneficiary at any time in accordance with procedures approved by the Administrative Committee. Whenever a Participant designates a new Beneficiary, all former Beneficiary designations by such Participant shall be revoked automatically. If, upon the death of a Participant, there is no valid Beneficiary designation on file with the Administrative Committee or third-party record keeper or the Beneficiary has predeceased the Participant, the Beneficiary of the Participant’s vested Account balance shall be, in order of priority:
(a)The Participant’s surviving spouse, if any;

(b)The estate of the deceased Participant.
Facts as shown by the records of the Plan at the time of the Participant’s death shall be conclusive as to the identity of the proper Beneficiary. If a Participant and the Participant’s spouse divorce, any designation of the spouse as Beneficiary shall automatically become null and void. The former spouse shall be treated as the Beneficiary under this Plan only if after the divorce the Participant expressly redesignates the former spouse as the Participant’s Beneficiary.
Section 6.8        Required Minimum Distributions
The provisions of this Section 6.8 shall apply for purposes of determining required minimum distributions.
(a)Precedence.
The requirements of this Section 6.8 shall take precedence over any inconsistent provisions of the Plan, provided that this Section 6.8 shall not be read to create a form of distribution that is not otherwise available under this Article VI.
(b)Requirements of Treasury Regulations Incorporated.
All distributions required under this Section 6.8 shall be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code, which are incorporated herein by this reference.
(c)Time and Manner of Distribution
(vi)Required Beginning Date.
The Participant’s entire interest must be distributed, or begin to be distributed, no later than the Participant’s required beginning date.
(vii)Death of Participant Before Distributions Begin.
If the Participant dies before distributions begin, the Participant’s entire interest will be distributed to the Participant’s Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(d)Forms of Distribution.
Distributions shall be made in accordance with Sections 6.8(e) and (f).
(e)Required Minimum Distributions During Participant’s Lifetime
(i)Amount of Required Minimum Distribution for Each Distribution Calendar Year.
During the Participant’s lifetime, the minimum amount distributed for each distribution calendar year shall be the lesser of:

(A)The quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q&A-2, of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
(B)If the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q&A-3, of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
(ii)Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.
Required minimum distributions shall be determined under this Section 6.8(e) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
(f)Required Minimum Distributions After Participant’s Death
(i)Death On or After the Date Distributions Begin
(A)Participant Survived by Designated Beneficiary.
If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that must be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:
(1)The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(2)If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
(3)If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(B)No Designated Beneficiary.
If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that shall be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(ii)Death Before Date Distributions Begin
(A)General Rule.
If the Participant dies before the date distributions begin, the minimum amount that shall be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 6.8(f)(i).
(B)No Designated Beneficiary.
If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(C)Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.
If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 6.8(c)(ii), this Section 6.8(f)(ii) shall apply as if the surviving spouse were the Participant.

(g)Full Distribution Required by End of Fifth Year After Death.
This Section 6.8 establishes the minimum amount that must be distributed for each distribution calendar year after the year of the Participant’s death, but it shall not be read to permit any Beneficiary to retain an Account in the Plan after the date on which distribution is required under Section 6.7.
(h)Definitions.
The following definitions supplement the definitions in other parts of the Plan, in particular Article XII.
(i)Designated Beneficiary.
The “designated Beneficiary” is the individual who is designated as the Beneficiary in accordance with Section 6.7 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4 of the Treasury Regulations. Section 1.401(a)(9)-4, Q&A-5 permits the designation of a trust as Beneficiary provided the requirements of the cited Section are met. Under Section 6.7 of the Plan, spousal consent is required for a married Participant to designate a trust or any other person or entity other than the Participant’s surviving spouse as Beneficiary.
(ii)Distribution Calendar Year.
A “distribution calendar year” is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 6.8(c)(ii). The required minimum distribution for the Participant’s first distribution calendar year shall be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, shall be made on or before December 31 of that distribution calendar year.
(iii)Life Expectancy.
“Life expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9, Q&A-1, of the Treasury Regulations.
(iv)Participant’s Account Balance.
A “Participant’s Account balance” is the total balance of a Participant’s Account as of the last valuation date in the calendar year immediately preceding the distribution calendar year (the “valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Participant’s Account as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
(v)Required Beginning Date.
“Required beginning date” means the following:
(A)Five Percent (5%) Owners.
The “required beginning date” for a Participant who was a five percent (5%) owner at any time during the Plan Year (calendar year) in which the Participant attains age seventy-two (72) shall be April 1st of the calendar year following the calendar year in which the Participant attains age seventy-two (72). In the case of a Participant who becomes a five percent (5%) owner during any subsequent Plan Year, the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Once distributions begin to a five percent (5%) owner because they are required to begin under this Section 6.8, they must continue even if the Participant ceases to be a five percent (5%) owner in a subsequent calendar year.
(B)Other Participants.
The “required beginning date” for a Participant who is not a five percent (5%) owner shall be April 1st of the calendar year following the later of the calendar year in which the Participant attains age seventy-two (72) or the calendar year in which the Participant Retires. Every Participant other than a five percent (5%) owner who reaches age seventy-two (72) while actively employed by a Participating Employer may elect (1) to commence receiving benefits on April 1st following the calendar year in which the Participant attains age seventy-two (72) or (2) to defer the commencement of benefits to a date no later than April 1st following the calendar year in which the Participant Retires.
(C)Five Percent (5%) Owner.
A “five percent (5%) owner” is any person who owns (or is considered to own. under the attribution rules in Section 318 of the Code) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of the Company.

(vi)Suspension of Required Minimum Distributions for 2009.
Notwithstanding the foregoing provisions of this Section 6.8, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (A) equal to the 2009 RMDs or (B) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding Section 6.11 of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs will be treated as eligible rollover distributions.
Section 6.9        In-Service Withdrawals
(a)Withdrawals from Participant Voluntary, Voluntary HEISOP, After-Tax Rollover, Roth Rollover, Roth In-Plan Conversion, Dividend – Fully Vested, and IRA Subaccounts.
A Participant may at any time request (in accordance with procedures approved by the Administrative Committee) a withdrawal from the following Subaccounts: Participant Voluntary, Voluntary HEISOP, After-Tax Rollover, Roth Rollover, Roth In-Plan Conversion, Dividend – Fully Vested, and IRA. Any withdrawal will be processed as soon as administratively practicable after the request is made.
(b)Withdrawals for Participants Who Have Reached Age Fifty-Nine and a Half (59 1/2).
A Participant who has attained age fifty-nine and a half (59 1/2) may at any time request (in accordance with procedures approved by the Administrative Committee) a withdrawal of all or any part of the Participant’s vested Account balance (reduced by any outstanding loan balance), except that in-service withdrawals are not permitted from Matching Contribution or Non-Elective Contribution Subaccounts. Only one such withdrawal shall be permitted for any Plan Year. Any withdrawal will be processed as soon as administratively practicable after the request is made.
(c)Hardship Withdrawals
(i)Available Sources.
Hardship withdrawals may be made from the Participant’s vested interest in the following Subaccounts only: Salary Reduction, Participant Voluntary, AmeriShare, Rollover, After-Tax Rollover, Roth Basic, Employee Pre-Tax Catch-

up, Roth Catch-Up, AmeriMatch, Employer ASB, Employer BIA, HEI Diversified Plan, Voluntary HEISOP, and Employer HEISOP.
(ii)Procedures.
To qualify for a hardship withdrawal, a Participant must demonstrate (in accordance with procedures approved by the Administrative Committee) that the Participant has an “immediate and heavy financial need” and that the distribution is necessary to satisfy the immediate and heavy financial need.
(iii)Immediate and Heavy Financial Need.
A Participant shall be deemed to have an immediate and heavy financial need in connection with:
(A)Burial or funeral expenses for the Participant’s deceased parent, spouse, child, dependent (as defined in Section 152 of the Code without regard to subsection 152(d)(1)(B)), or designated Beneficiary.
(B)Expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code, determined without regard to the limitations in Section 213(a) of the Code (relating to the applicable percentage of adjusted gross income and the recipients of the medical care) provided that, if the recipient of the medical care is not listed in Section 213(a) of the Code, the recipient is a primary Beneficiary under the Plan.
(C)Costs directly related to the purchase of the Participant’s principal residence (excluding mortgage payments).
(D)Payment of tuition, related educational fees, and room and board expenses for up to the next twelve (12) months of post-secondary education for the Participant or the Participant’s spouse, child, dependent (as defined in Code Section 152 without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)), or for a primary Beneficiary under the Plan.
(E)Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of the Participant’s principal residence.
(F)Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to Section 165(h)(5) and whether the loss exceeds ten percent (10%) of adjusted gross income).
(G)Expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (“FEMA”) under the Robert T. Stafford Disaster Relief and

Emergency Assistance Act, Public Law 100-707, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.
A “primary Beneficiary under the Plan” is an individual who is named as a Beneficiary under the Plan and has an unconditional right, upon the death of the Participant, to all or a portion of the Participant’s Account balance under the Plan.
(iv)Withdrawal May Not Exceed Amount of Need.
The amount of any hardship withdrawal may not exceed the amount necessary to relieve the immediate and heavy financial need. The withdrawal may include the amount necessary to pay any federal, state, or local taxes or penalties reasonably anticipated to result from the withdrawal.
(v)No Alternative Means Reasonably Available.
A distribution shall not be treated as necessary to satisfy an immediate and heavy financial need of a Participant unless each of the following requirements is satisfied.
(A)The Participant has obtained all other currently available distributions (including distributions of ESOP dividends under Section 404(k) of the Code, but not hardship distributions) under the Plan and all other plans of deferred compensation, whether qualified or nonqualified, maintained by a Participating Employer;
(B)The Participant has provided to the Plan Administrator a representation in writing (including by using an electronic medium as defined in Treasury Regulations Section 1.401(a)-21(e)(3)), or in such other form as may be prescribed by the Commissioner of Internal Revenue, that he or she has insufficient cash or other liquid assets reasonably available to satisfy the need; and
(C)The Plan Administrator does not have actual knowledge that is contrary to the Participant’s representation.
Section 6.10     Qualified Domestic Relations Orders
(a)General.
Through a Qualified Domestic Relations Order (“QDRO”), a Participant’s spouse, child, or other tax dependent (each, an “alternate payee”) may obtain rights to the Participant’s benefits. A QDRO is a domestic relations order which assigns to an alternate payee or recognizes an alternate payee’s right to receive all or a portion of the benefits payable with respect to a Participant under the Plan. A domestic relations order is not a QDRO and shall not be honored by the Administrative Committee if it requires the Plan to provide any form of benefit or other option of any kind not otherwise available under the Plan or requires the Plan to pay benefits in excess of the Participant’s vested Account balance. The one exception to this rule is that, in accordance with a domestic relations order that the Administrative Committee or a court of competent jurisdiction determines to be a QDRO, the Administrative Committee may direct that a single-sum distribution be made to the alternate payee as soon as practicable notwithstanding age, employment status, or any other factor that might prevent the Participant from receiving a distribution from his or her Account at the same time.
(b)DRO Requirements.
To be a QDRO, a domestic relations order must clearly specify (a) the name and last known mailing address of the Participant (unless otherwise known by the Administrative Committee) and the name and mailing address of the alternate payee, (b) the amount or percentage of the Participant’s benefits to be paid by the Plan to each alternate payee or the manner in which such amount is to be determined, and (c) the form in which the benefit is to be paid. The domestic relations order must specifically designate the Plan as the Plan from which the benefits are to be paid. Finally, a domestic relations order cannot require the payment of benefits to an. alternate payee that are required to be paid to another alternate payee under a previous QDRO.
(c)Procedures.
The Administrative Committee has established procedures for determining whether a domestic relations order is a QDRO and for notifying the Participant and the alternate payee(s) of the receipt of the domestic relations order and of the steps that will be taken to determine whether the order is a QDRO. The procedures are incorporated herein by this reference and may be amended at any time without notice and without further amendment to the Plan.
(d)Separate Accounting.
If the Administrative Committee determines that a domestic relations order is a QDRO, the Administrative Committee will honor the QDRO. If the QDRO does not direct an immediate distribution as permitted by this Section 6.10, the Administrative Committee will direct the Trustee to establish a separate Account in the Plan for the alternate payee, and the alternate payee shall have all rights afforded under the Plan to Beneficiaries. Primarily, this means the alternate payee will be able to direct the investment of his or her Account in accordance with the rules in Article IV, but the alternate payee will not be able to borrow from his or her Account.
Section 6.11     Eligible Rollover Distributions
A “Distributee” who is entitled to a distribution may elect, in accordance with procedures approved by the Administrative Committee, to have any portion of an “Eligible Rollover Distribution” paid directly in a “Direct Rollover” to an “Eligible Retirement Plan”.

(a)Definitions.
For purposes of this Section 6.11, the following definitions apply:
(i)“Eligible Rollover Distribution” means any distribution of all or any portion of a Participant’s Account, except that an Eligible Rollover Distribution shall not include:
(A)Any distribution that is one of a series of substantially equal periodic payments made no less frequently than annually for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s beneficiary, or for a specified period of ten years or more;
(B)Any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;
(C)Any hardship withdrawal; and
(D)Any distributions during a calendar year that are reasonably expected to total less than $200.
A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code or to a qualified trust (defined contribution or defined benefit) or 403(b) annuity contract, provided the qualified trust or annuity contract agrees to separately account for amounts so transferred (and the earnings thereon), including separately accounting for the portion of such distribution that is includible in gross income and the portion that is not so includible.
(ii)“Eligible Retirement Plan” means any of the following accounts or plans to the extent it accepts the Distributee’s Eligible Rollover Distribution:
(A)A qualified retirement plan described in Code Section 401(a);
(B)An individual retirement account described in Code Section 408(a);
(C)An individual retirement annuity described in Code Section 408(b) (other than an. endowment contract);
(D)An annuity plan described in Code Section 403(a);
(E)An annuity contract described in Code Section 403(b); or
(F)An eligible deferred compensation plan under Code Section 457(b) that is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and that agrees to separately account for amounts transferred into such plan from this Plan.
(iii)A “Distributee” includes a Participant, the surviving spouse of a deceased Participant, and the current or former spouse of a Participant who is an alternate payee under a QDRO that has been approved by the Administrative Committee. “Distributee” also includes a non-spouse Beneficiary of a deceased Participant. However, a non-spouse Beneficiary may make a direct rollover only to an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code (including a Roth IRA) that is established on behalf of the non-spouse Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of section 402(c)(11) of the Code.
(iv)A “Direct Rollover” is a direct payment of an Eligible Rollover Distribution by any reasonable means from the Trustee of this Plan to the trustee, custodian, or annuity provider of the Eligible Retirement Plan specified by the Distributee.
(v)A Distributee may do a Direct Rollover to a Roth IRA if the Distributee meets the requirements that apply to rollovers from a traditional IRA to a Roth IRA.
(b)Notice.
Prior to a distribution to a Distributee, the Plan Administrator or third party service provider shall provide the Distributee a notice describing the Distributee’s right to have lump-sum distributions rolled over in a Direct Rollover to an Eligible Retirement Plan and describing certain tax consequences that will follow if a Direct Rollover is not made (the “402(f) Notice”). The Plan Administrator or third party service provider shall issue the 402(f) Notice at least thirty (30) days but no more than one hundred eighty (180) days prior to the date a distribution is made. However, such Eligible Rollover Distribution may commence less than thirty (30) days after the notice is given provided that the 402(f) Notice clearly informs the Distributee that the Distributee has the right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a Direct Rollover and the Distributee, after receiving the notice, affirmatively elects a distribution.
(c)Income Tax Withholding.
Any taxable amount that is an Eligible Rollover Distribution but that the Distributee chooses not to have directly rolled over is subject to twenty percent (20%) income tax withholding. This includes distributions that the Distributee intends to roll over in a traditional sixty (60)-day rollover transaction.
(d)Special Rules for Direct Rollovers from Roth Contribution Subaccounts.
For purposes of applying this Section 6.11 to Roth Contribution Subaccounts, the following special rules shall apply:

(i)The $200 threshold for Eligible Rollover Distributions in Section 6.11(a)(i)(D) shall be applied separately to a Participant's Roth Contribution Subaccounts and to the remainder of a Participant's Account.
(ii)A Direct Rollover from a Roth Contribution Subaccount may be made only to a Roth IRA (a Roth individual retirement account or Roth individual retirement annuity) or a designated Roth account in (A) a qualified retirement plan described in Code Section 401(a), (B) an annuity contract described in Code Section 403(b), or (C) an eligible deferred compensation plan under Code Section 457(b) that is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, that will accept the Direct Rollover.
(iii)The Plan Administrator shall provide a 402(f) Notice that describes rollover rights with respect to the Participant's Roth Contribution Subaccount.
Section 6.11.A        Roth In-Plan Conversions
After a Participant has had a distributable event (e.g., attainment of age fifty-nine and a half (59 1/2) or severance from employment), the Participant may make a direct rollover of the vested portion of any Subaccount (other than a Roth Contribution Subaccount) to a separate account established by the Trustee (a “Roth In-Plan Conversion Subaccount”). The direct rollover will be subject to income tax at the time of rollover to the same extent as a direct rollover outside of the Plan to a Roth IRA. A Roth in-Plan conversion is permitted only for active and terminated, vested Participants and only with respect to an amount that would be an Eligible Rollover Distribution, as defined in Section 6.11(a)(i) above, if it were distributed or rolled over outside of the Plan. Surviving spouses, other Beneficiaries, and alternate payees may not make Roth in-Plan conversions. If a Participant has an outstanding Plan loan, the loan balance is not eligible for Roth in-Plan conversion. Before a Participant makes a Roth in-Plan conversion, the Plan Administrator shall provide the Participant with a 402(f) Notice that describes the tax effects of a Roth in-Plan conversion. An election to make a Roth in-Plan conversion is irrevocable once the direct rollover has been made. Roth In-Plan Conversion Subaccounts are subject to the same distribution and withdrawal rules and restrictions as Roth Contribution Subaccounts.
Section 6.12     Special Rules for Participants Called to Military Service
(a)HEART Act Requirement (Effective January 1, 2009).
A Participant who is performing Qualified Military Service while on active duty for a period of more than thirty (30) days shall be treated as having been severed from employment. This permits a Participant to take a distribution from his or her vested Account balance.

(b)Pension Protection Act Requirements as Extended by the HEART Act (Effective January 1, 2010)
(i)Permissible Withdrawals of Salary Reduction Contributions.
If a Participant is (by reason of being a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code) ordered or called to active duty for a period in excess of one hundred and seventy-nine (179) days or for an indefinite period, the Participant may request a withdrawal from the Participant’s Salary Reduction and Employee Pre-Tax Catch-up Subaccounts during the period beginning on the date of the order or call to active duty and ending at the close of the active duty period.
(ii)Relief from Early Distribution Penalty Tax.
Any withdrawal under Section 6.12(b)(i) is exempt from the early distribution penalty tax under Section 72(t) of the Code in accordance with Section 72(t)(2)(G). (A distribution under Section 6.12(a) qualifies for this relief only if the distribution meets the requirements of Section 6.12(b)(i).)
(iii)Repayment Possibility.
Any Participant who receives a withdrawal under Section 6.12(b)(i) may, at any time during the two (2)-year period beginning on the day after the end of the active duty period, make one or more contributions to an individual retirement plan of such Participant in an aggregate amount not to exceed the amount of such distribution. The dollar limitations otherwise applicable to contributions to individual retirement plans shall not apply to any contributions made pursuant to the preceding sentence. No deductions shall be allowed for any contributions made to an individual retirement plan pursuant to this paragraph.

ARTICLE VII
ADMIMSTRATION
Section 7.1         PIC, Administrative Committee, and Investment Committee
(a)PIC.
The PIC has plenary authority to oversee the administration of the Plan and the investment options offered under the Plan. At its discretion, the Compensation Committee may appoint, remove, and replace members of the PIC.
(b)Administrative Committee.
The PIC has established the Administrative Committee and authorized it to oversee the day-to-day administration of the Plan. The Administrative Committee is authorized, in its discretion, to: (i) interpret and construe the provisions of the Plan; (ii) resolve any ambiguities and reconcile any inconsistencies in the provisions of the Plan; and (iii) monitor the performance of third-party administrators, including the administrative performance of the Trustee. Subject to the Claims Procedures in Article VIII, the Administrative Committee shall determine, in its discretion, all questions with respect to any individual’s rights under the Plan, including, but not limited to, eligibility for participation and eligibility for and the amount of benefits payable from the Plan. The Administrative Committee is specifically authorized to recover the overpayment of any benefits from the Plan and to institute legal proceedings, if necessary, to recover an overpayment.
(c)Investment Committee.
The PIC has established the Investment Committee and authorized it to oversee the day-to-day financial affairs of the Plan. The Investment Committee is authorized to: (i) monitor the investment options offered under the Plan and the investment policy statement for the Plan; (ii) monitor the financial performance and reporting of the Trustee; (iii) maintain or cause to be maintained proper financial records for the Plan; and (iv) file or cause to be filed all reports and other filings required by the United States Securities and Exchange Commission with respect to the Plan.
(d)Rules and Procedures.
The PIC, Administrative Committee, and Investment Committee may promulgate and publish such rules and procedures as each deems appropriate for its own actions and for the operation, administration, and investments of the Plan. A member of the PIC, Administrative Committee, or Investment Committee shall not have the right to vote on any matter relating solely to his or her own interests in the Plan, but may vote on matters affecting a class or group of Participants of which the member is a part.

(e)Consents and Elections.
All consents, elections, applications, designations, and other submissions required or permitted under the Plan must be made in accordance with procedures approved by the Administrative Committee, and shall be valid only if properly completed, executed, and returned to the Administrative Committee or a third party service provider appointed by the Company, the PIC, or the Administrative Committee.
(f)Delegation of Authority.
The PIC, Administrative Committee, and Investment Committee may delegate any of their powers and duties to any person or group of persons, for example, to one or more officers or employees of the Company or another Participating Employer.
(g)Professional Assistance.
The PIC, Administrative Committee, and Investment Committee may employ attorneys, actuaries, accountants, investment consultants, and other service providers, as appropriate, to give counsel to or otherwise assist them in performing their duties hereunder. The fees and expenses of such persons may be paid in accordance with Section 4.2(e).
(h)General.
The PIC, Administrative Committee, and Investment Committee shall have all other powers granted to them in other sections of this document or their governing charters. At its discretion, the PIC may remove or replace the members of the Administrative Committee and Investment Committee and may revoke, amend, or enlarge the authority of the Administrative Committee and Investment Committee. The decisions of the PIC, Administrative Committee, and Investment Committee on any matters within their jurisdiction shall be binding and conclusive upon the Participating Employers and upon each Participant, Beneficiary, and other interested party.
Section 7.2         Plan Administrator
The Company shall be the Plan “Administrator,” as defined in Section 3(16)(A) of ERISA.
(a)Reporting and Disclosure.
The Company shall be responsible for filing with governmental authorities and disclosing to Participants and their Beneficiaries all returns, reports, and other materials required under ERISA or the Code.
(b)Legal Process,
The Company shall be the Plan’s agent for the service of legal process.

Section 7.3         Trust Agreement
The Company has entered into a Trust Agreement with the Trustee for the investment and custody of Plan assets. The Trust Agreement is a master trust agreement for the custody and investment of assets for this Plan and the American Savings Bank 401(k) Plan, with separate accounting for the two plans. The trust established under the Trust Agreement is part of this Plan, and any rights or benefits accruing to any person under this Plan shall be subject to all of the relevant terms of the Trust Agreement. In addition to the powers of the Trustee set forth in the Trust Agreement, the Trustee shall have any powers, express or implied, granted to it under the Plan. In the event of any conflict between the provisions of the Trust Agreement and the provisions of the Plan, the provisions of the Plan shall control, except in matters concerning the duties and responsibilities of the Trustee, in which case the Trust Agreement shall control. The fees and expenses of the Trustee shall be paid in accordance with the Trust Agreement and Section 4.2(c) hereunder.
Section 7.4         Bonding
Subject to the exceptions in Section 412 of ERISA and applicable U.S. Department of Labor guidance, every person who handles funds or other property of the Plan shall be bonded.
Section 7.5        Indemnification
Except as required by ERISA, the Plan’s fiduciaries shall not be liable for any mistake of judgment or other action taken in good faith. No fiduciary shall be personally liable by virtue of any contract, agreement, bond, or other instrument made or executed by himself or herself or any other fiduciary on behalf of the Plan.
The Participating Employers shall indemnify, defend, and hold harmless the members of the PIC, Administrative Committee, and Investment Committee and employees of the Participating Employers acting on their behalf with respect to the Plan from and against any and all claims, losses, damages, expenses, and liabilities arising, directly or indirectly, from their responsibilities in connection with the Plan, except where any such liability is judicially determined to be the result of willful misconduct. The Participating Employers may purchase fiduciary liability insurance against this risk.

ARTICLE VIII
CLAIMS PROCEDURES
Section 8.1        Claims for Benefits
If a Participant or Beneficiary or any other person (each, a “claimant”) believes he or she is entitled to a benefit from the Plan or wishes to clarify his or her rights under the Plan, such claimant may file a written claim for benefits with the Administrative Committee. The Administrative Committee shall consider such written claim and respond to the claimant within ninety (90) days after receiving the claim unless special circumstances require an extension of time. The Administrative Committee may extend the response period by up to ninety (90) additional days by notifying the claimant in writing, prior to the end of the initial ninety (90)-day period, that additional time is required. The notice of extension must set forth the special circumstances and the date by which the Administrative Committee expects to render its decision. If the Administrative Committee denies the claim, in whole or in part, the Administrative Committee shall provide the claimant with written notice of the denial and of the claimant’s right to an appeal. The notice shall set forth, in a manner calculated to be understood by the claimant:
•The specific reason or reasons for the denial;
•A reference to the specific Plan provisions on which the denial is based;
•A description of additional material or information, if any, which the claimant might provide to perfect the claim and an explanation of why it is needed;
•An explanation of the Plan’s appeal procedure in Section 8.2 and the time limits applicable to an appeal; and
•A statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.
Section 8.2         Appeal
Within ninety (90) days after receiving notice that a claim has been denied, the claimant may file a written appeal with the PIC. The claimant may provide written testimony and written documentation in support of the claimant’s appeal. Upon written request from the claimant, the PIC shall provide free of charge to such claimant reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the particular claim. The PIC shall undertake a full and fair review of the appeal, taking into account all testimony, documents, records, and other information submitted by the claimant, without regard to whether such information was submitted or considered in the initial benefit determination. The PIC may hold a hearing and may require the claimant to provide additional information or testimony as the PIC, in its sole discretion, deems useful or appropriate to its consideration of the claim. The PIC shall render its final decision within sixty (60) days of receipt of the appeal unless special circumstances require an extension of time. The PIC may extend the appeal period by up to sixty (60) additional days by notifying the claimant in writing, prior to the end of the initial sixty (60)-day period, that additional time is required. The notice of extension must set forth the special circumstances and the date by which the PIC expects to render its final decision. If the PIC’s final decision is a denial of the claim, the PIC shall provide written notice of the denial, which notice shall set forth, in a manner calculated to be understood by the claimant:
•The specific reason or reasons for the denial;
•A reference to the specific Plan provisions on which the denial is based;
•A statement that the claimant is entitled to receive, upon written request and free of charge, reasonable access to and copies of all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim; and
•A statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.
Section 8.3         Other Remedies
If the Administrative Committee or PIC fails to respond to a claimant within the time limits set forth in this Article VIII, the claimant may consider the claim denied. A claimant must comply with these procedures and exhaust all possibilities contained herein before filing a civil action under Section 502(a) of ERISA or otherwise seeking relief in any other forum. If a claimant seeks relief in another forum, the evidence presented will be strictly limited to the evidence timely presented in the administrative claims process. In addition, the claimant must commence an action in another forum within one hundred and eighty (180) days after the PIC’s final decision on appeal under Section 8.2.

ARTICLE IX
AMENDMENT, TERMINATION, AND MERGER
Section 9.1         Amendment
(a)General Rule.
The Company reserves the right to amend the Plan in whole or in part at any time and for any reason and to give such amendment retroactive effect to the extent permitted by applicable law. The PIC may approve any amendment to the Plan necessary to comply with the Code or ERISA or that does not have a substantial impact on the cost or design of the Plan. All other amendments must be approved by the Board of Directors of the Company or a committee of the Board or one or more officers of the Company or a Participating Employer to whom the Board has delegated amendment authority.
(b)Nondiscrimination.
The timing of an amendment must not have the effect of discriminating significantly in favor of HCEs.
(c)Anti-cutback Rule.
No amendment may reduce the accrued benefit of any Participant, except to the extent permitted under Sections 1.411(d)-3 and 1.411(d)-4 of the Treasury Regulations.
(d)Vesting Schedule.
If an amendment is made to the vesting schedule, every Participant who is actively employed and who has at least three (3) Years of Vesting Service must be permitted to elect, within a reasonable period of time after the adoption of the amendment, to have his or her vesting percentage determined under the Plan without regard to the amendment.
Section 9.2         Termination or Discontinuance
The Company reserves the right to terminate the Plan at any time and for any reason, and each Participating Employer reserves the right to terminate its own participation in the Plan or discontinue contributions to the Plan at any time and for any reason. If the Plan is terminated (in full or in part) or if there is a complete discontinuance of contributions under the Plan, the rights of affected Participants (i.e. current employees and terminated employees who have not forfeited the non-vested portion of their Account as of the date of termination) to benefits accrued to the date of such termination or complete discontinuance, to the extent funded as of such date, shall be fully vested and nonforfeitable.
Section 9.3         Merger or Spinoff
The Plan may be merged or consolidated with or its assets and liabilities may be transferred to another qualified plan and trust only if the benefits that would be received by a Participant in the event of a termination of the transferee plan immediately after such transfer, merger, or consolidation are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger, or consolidation, and only if such transfer, merger, or consolidation does not otherwise result in the elimination of any accrued benefit. The Plan may be split into two or more plans by way of a spinoff if, after the spinoff: (a) the sum of the account balances for each of the participants in the resulting plans equals the Account balance of the Participant in this Plan before the spinoff, and (b) the assets in each of the plans immediately after the spinoff equals the sum of the account balances for all participants in that plan.

ARTICLE X
MISCELLANEOUS
Section 10.1    No Right to Employment
Nothing contained in the Plan gives any Participant or Employee the right to be retained in the service of a Participating Employer or interferes with the right of a Participating Employer to discharge any Employee at any time.
Section 10.2     Inalienability
No Participant, Beneficiary, alternate payee, or any other person having or claiming to have any right or interest of any kind in the Plan shall have any right to sell, assign, transfer, convey, hypothecate, anticipate, or otherwise dispose of such interest. No interest in the Plan shall be subject to any liabilities or obligations of any Participant or Beneficiary or to any bankruptcy proceedings, claims of creditors, attachment, garnishment, execution, levy, or other legal or equitable process against a Participant, Beneficiary, alternate payee, or any other person having or claiming to have any interest under this Plan, or such person’s property. The prior sentence shall not apply to the creation, assignment, or recognition of any benefit payable with respect to a Participant pursuant to a qualified domestic relations order, or to the enforcement of a judgment, settlement, or order described in Section 401(a)(13)(C) of Code, or to any other exception provided under Section 401(a)(13) of the Code or the Treasury Regulations thereunder.
Section 10.3     Facility of Payment
If any Participant, Beneficiary, or Alternate Payee eligible to receive payments under the Plan is, in the opinion of the Administrative Committee, legally, physically, or mentally incapable of personally receiving and receipting for any payment under the Plan, the Administrative Committee may direct that such payments, or any portion thereof, be made to any person(s) or institution who have custody of such payee, or are providing necessities of life (including, without limitation, food, shelter, clothing, and medical or custodial care) to such payee, to the extent deemed appropriate by the Administrative Committee. Such payments shall constitute a full discharge of the liability of the Plan to the extent thereof. The Administrative Committee may withhold all other amounts due to such payee until a claim for such amounts is duly made by a duly appointed guardian or other legal representative of such payee.
Section 10.4     Construction of Plan
(a)Headings.
The headings of Articles and Sections are included herein solely for the convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

(b)Controlling Law.
To the extent not preempted by ERISA or other federal law, the Plan shall be governed and construed according to the laws of the State of Hawaii.
Section 10.5     Benefits Payable From Trust
All benefits payable under the Plan shall be paid solely from the trust, and the Participating Employers assume no liability or responsibility therefore.

ARTICLE XI
TOP-HEAVY RULES
Section 11.1     Determination of Top-Heavy Status
For purposes of this Article XI, the following terms shall have the meanings set forth below:
(a)“Key Employee”.
In determining whether the Plan is top-heavy, “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was:
(i)An officer of a Participating Employer having annual 415 Compensation greater than $200,000 (as adjusted after 2022 under Section 416(i)(1) of the Code); provided however, no more than the lesser of (A) fifty (50) Employees or (B) the greater of three Employees or ten percent (10%) of all Employees shall be regarded as officers,
(ii)A five percent (5%) owner of the Company, or
(iii)A one percent (1%) owner of the Company having annual 415 Compensation of more than $150,000.
The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the regulations and other guidance of general applicability issued thereunder.
A “non-Key Employee” is any Employee who is not a Key Employee.
(b)“Top-heavy Plan”:
The Plan is top-heavy if any of the following conditions exists:
(i)If the Top-Heavy Ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of any required aggregation group or permissive aggregation group of plans.
(ii)If the Plan is part of a required aggregation group of plans but not part of a permissive aggregation group and the Top-Heavy Ratio for the group of plans exceeds sixty percent (60%).
(iii)If the Plan is part of a required aggregation group and part of a permissive aggregation group of plans and the Top-Heavy Ratio for the permissive aggregation group exceeds sixty percent (60%).

(c)“Top-Heavy Ratio”.
(i)If a Participating Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Participating Employer has not maintained any defined benefit plan that during the five (5)-year period ending on the Determination Date has or had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the one (1)-year period ending on the Determination Date) (five (5)-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death, or disability), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 1-year period ending on the Determination Date) (five (5)-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death, or disability), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio shall be increased to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.
(ii)If a Participating Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Participating Employer maintains or has maintained one or more defined benefit plans that during the five (5)-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with Section 11.1(c)(i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of account balances under the aggregated defined contribution plans for all Participants, determined in accordance with Section 11.1(c)(i) above, and the present value of accrued benefits under the defined benefit plans for all Participants as of the Determination Date, all as determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an. accrued benefit made in the one (1)-year period ending on the Determination Date (five (5)-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death, or disability).
(iii)For purposes of subparagraphs (i) and (ii) above, the value of account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve (12)-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in. a prior year or (ii) who has not been credited with at least one (1) Hour of Service with any employer maintaining the Plan at any time during the one (1)-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.
(iv)The accrued benefit of a Participant other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Participating Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.
(a)“Permissive aggregation group” means the required aggregation group of plans plus any other plan or plans of the Participating Employer that, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.
(b)“Required aggregation group” means (i) each qualified plan of the Participating Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Participating Employer that enables a plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code. For this purpose, “Participating Employer” shall include all employers aggregated under Section 414(b), (c), or (m) with a Participating Employer.
(c)“Determination Date”. For any Plan Year subsequent to the first Plan Year, the Determination Date means the last day of the preceding Plan Year. For the first Plan Year, the Determination Date means the last day of that year.

(d)“Valuation Date” means the Determination Date as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

Section 11.2    Special Top-Heavy Rules

(a)If the Plan is or becomes top-heavy in any Plan Year, the provisions of this Article XI shall supersede any conflicting provisions in the Plan.

(i)Except as otherwise provided in subparagraph (iv) below, the Participating Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall be not be less than the lesser of (A) three percent (3%) of such Participant’s 415 Compensation or (B) in the case where the Participating Employer has no defined benefit plan that designates the Plan to satisfy Section 401 of the Code, the largest percentage of Participating Employer contributions and forfeitures, as a percentage of the first $305,000 (as adjusted after 2022 under Section 401(a)(17) of the Code) of the Key Employee’s 415 Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation shall be determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation because of the Participant’s failure to (A) complete one thousand (1,000) Hours of Service (or any equivalent provided in the Plan), (B) make mandatory employee contributions to the Plan, or (C) earn compensation in excess of a stated amount.
(ii)If a Participant is covered by both this Plan and a defined benefit plan, the minimum benefit required by Section 416 of the Code shall be provided by the defined benefit plan, provided that such benefit shall be offset by the benefits, if any, provided by this Plan.
(iii)The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b)) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

(iv)The provision in (i) above shall not apply to any Participant who was not employed by a Participating Employer on the last day of the Plan. Year.

(b)The vesting schedule for Matching Contribution and Non-Elective Contribution Subaccounts meets the requirements for top-heavy vesting schedules in Section 416(b) of the Code, and shall apply in all years, whether or not the Plan is top-heavy.
(c)The minimum benefit requirements in this Section 11.2 shall not apply with respect to any Employee included in a unit of employees covered by a collective bargaining agreement if there is evidence the retirement benefits were the subject of good faith bargaining between Employee representatives and the Participating Employer. For this purpose, the term “Employee representatives” does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Participating Employer.

ARTICLE XII
DEFINITIONS
Wherever used in this document, the following capitalized terms have the indicated meanings unless the context clearly implies otherwise:
Section 12.1     “Account” means the separate account maintained for each Participant which represents such Participant’s total proportionate interest in the Plan and Trust Fund as of any valuation date. A Participant’s Account may include one or more Subaccounts, as described in Section 4.2(a). A Participant’s Account balance is the Participant’s accrued benefit.
Section 12.2     “Administrative Committee” means the Hawaiian Electric Industries, Inc. Retirement Plans Administrative Committee appointed by the PIC to oversee the day-to-day administration of the Plan. See Section 7.1(b).
Section 12.3     “Associated Company” means (i) a corporation that is not a Participating Employer, but is a member of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(C) of the Code) as a Participating Employer, (ii) a trade or business, whether or not incorporated, that is not a Participating Employer, but is under common control (within the meaning of Section 414(c) of the Code) with a Participating Employer; or (iii) a member, other than a Participating Employer, of an affiliated service group (within the meaning of Section 414(m) of the Code) that includes a Participating Employer.
Section 12.4     “Beneficiary” means the person or entity to whom all or a portion of a deceased Participant’s Account is payable as a death benefit in accordance with Section 6.7 of the Plan.
Section 12.5     “Catch-up Contribution” means a pre-tax or Roth Salary Reduction Contribution made on behalf of a catch-up eligible Participant that is in excess of an otherwise applicable Plan limit. An otherwise applicable Plan limit is a limit in the Plan that applies to Salary Reduction Contributions without regard to Catch-up Contributions, such as the limit on annual additions in Section 415(e) of the Code, the dollar limitation under Section 402(g) of the Code, or the limit imposed by the actual deferral percentage test in Section 401(k)(3) of the Code.
Section 12.6     “Code” means the Internal Revenue Code of 1986, as amended.
Section 12.7     “Company” means Hawaiian Electric Industries, Inc., or any successor thereto.
Section 12.8     “Compensation” has different meanings for different purposes. “Compensation” is used to calculate Salary Reduction Contributions, Non-Elective Contributions, and Matching Contributions. “ADP Compensation” and “415 Compensation” are used for ADP testing and 415 testing, respectively, and other specific purposes under the Plan.
“Compensation” means the Employee’s Box 1, W-2 earnings from the Employee’s Participating Employer for the Plan Year, modified (i) to exclude discretionary bonuses, fringe benefits, FlexCredits, reimbursements, moving expenses and other expense allowances, and special executive compensation; and (ii) to include elective contributions made by a Participating

Employer to this Plan, a cafeteria plan (other than FlexCredits), or a transportation spending plan that are excluded from the taxable income of the Employee under Sections 402(e)(3), 125, or 132(f) of the Code. Special executive compensation is noncash compensation and nonqualified deferred compensation available only to a select group of management Employees. Compensation earned prior to an Eligible Employee becoming a Participant shall not be counted in determining contributions to the Plan.
“ADP Compensation” means the Employee’s Box 1, W-2 earnings for the Plan Year, without modification.
“415 Compensation” means the Employee’s Box 1, W-2 earnings for the Plan Year, modified to include elective contributions made by a Participating Employer to this Plan, a cafeteria plan, or a transportation spending plan that are excluded from the taxable income of the Employee under Sections 402(e)(3), 125, or 132(f) of the Code.
“Compensation,” “ADP Compensation,” and “415 Compensation” generally do not include amounts paid after severance from employment. However, “Compensation,” “ADP Compensation,” and “415 Compensation” shall include amounts paid by the later of two and a half (2 1/2) months after the Participant’s severance from employment or the end of the calendar year that includes the date of the Participant’s severance from employment, if the amounts would have been included in the applicable definition of compensation if paid prior to severance from employment and if:
(a)The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or similar payments, and, absent the severance from employment, the payments would have been paid to the Participant while the Participant continued in employment with the Participating Employer; or
(b)The payment is for unused accrued bona fide sick, vacation, or other leave that the Participant would have been able to use if employment had continued.
“415 Compensation” shall also include amounts paid by the later of two and a half (2 1/2) months after the Participant’s severance from employment or the end of the calendar year that includes the date of the Participant’s severance from employment, if the payment is received by the Participant pursuant to an unfunded, nonqualified deferred compensation plan and would have been paid at the same time if employment continued, but only to the extent includible in gross income.
Back pay, within the meaning of Section 1.415(c)-2(g)(8) of the Treasury Regulations, shall be treated as 415 Compensation for the limitation year (calendar year) to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included as 415 Compensation under this definition.
“Compensation,” “ADP Compensation,” and “415 Compensation” shall be limited to $305,000 annually, as automatically adjusted after 2022 for increases in the cost of living in accordance with Sections 401(a)(17)(B) and 415(d) of the Code.

For purposes of this Section 12.8, “elective contributions” under Section 125 of the Code shall include any amount that is not available to an Employee in cash in lieu of group health coverage under a Section 125 arrangement because the Employee is not able to certify in accordance with the Hawaii Prepaid Healthcare Act that he or she has other health coverage. An amount shall be treated as an elective contribution under the foregoing sentence only if the Participating Employer does not request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the health plan except as necessary to comply with the Hawaii Prepaid Healthcare Act.
A Participant receiving a differential wage payment (as defined in Section 3401(h)(2) of the Code) shall be treated as an Employee of the Participating Employer making the payment, and the payment will be treated as wages for purposes of Section 3401 of the Code. Furthermore, the differential wage payment shall be treated as ADP Compensation and 415 Compensation for purposes of the Plan. For purposes of this paragraph, “differential wage payment” is defined by reference to Section 3401(h)(2) of the Code and generally means a payment made by a Participating Employer to a Participant who is on active military duty for a period of more than thirty (30) days, which represents all or a portion of the wages the Participant would have received from the Participant’s Participating Employer if the Participant were performing services for the Participating Employer.
Section 12.9     “Compensation Committee” means the Compensation Committee of the Board of Directors of the Company.
Section 12.10     “Disability” means a disability as defined in the then existing long-term disability plan maintained by the Participant’s Participating Employer, regardless of whether the Participant is covered under that plan.
Section 12.11     “Early Retirement Age” means age fifty-five (55).
Section 12.12     “Eligible Employee” means any Employee, other than a Leased Employee or an Employee employed on a “contract basis”. An Employee is employed on a “contract basis” if the Employee is hired under written contract for a specific task or assignment.
Section 12.13     “Employee” means a common law employee of a Participating Employer who is treated as such on the payroll records of a Participating Employer. “Employee” includes Leased Employees, except that a Leased Employee shall not be treated as an Employee if (1) the leasing organization covers the Leased Employee under a money purchase pension plan that provides a nonintegrated employer contribution of at least ten percent (10%) of compensation, full and immediate vesting, and immediate participation for all employees it leases, and (2) Leased Employees do not constitute more than twenty percent (20%) of the Participating Employer’s workforce.
A person who performs services for a Participating Employer as an independent contractor is not an Employee and is not eligible to participate in the Plan. An independent contractor is a person who performs services as an independent businessperson, as determined in accordance with the Code and ERISA. A person shall not be treated as an Employee for purposes of the Plan during any period in which such person is classified as an independent contractor by a Participating

Employer, even if the person is later determined to have been a common-law employee during such period.
Section 12.14     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
Section 12.15     “HEI Retirement Plan” means the Retirement Plan for Employees of Hawaiian Electric Industries, Inc. and Participating Subsidiaries, as amended.
Section 12.16     “Highly Compensated Employee” or “HCE” means—
(a)Any Employee who, during the Plan Year being tested or the immediately preceding year, owns or owned, directly or by attribution, more than five percent (5%) of the outstanding stock of the Company or more than five percent (5%) of the voting control of the Company; or
(b)Any Employee who for the preceding year had 415 Compensation from a Participating Employer in excess of $135,000, as adjusted after 2022 for increases in the cost of living in accordance with Section 415(d) of the Code.
A “non-Highly Compensated Employee” or “NHCE” is any Employee who is not an HCE for the year.
Section 12.17     “Hour of Service” means the following hours as determined from the payroll or other reliable records of a Participating Employer:
(a)Each hour during the Plan Year for which an Employee is paid or entitled to payment by a Participating Employer for the performance of duties. These hours are credited to the Plan Year in which they are performed.
(b)Each hour for which an Employee is paid or entitled to payment by a Participating Employer for periods during which the Employee performs no duties because of vacation, holiday, illness, incapacity (including short-term disability), layoff, jury duty, military duty, or other approved leave of absence, except that Hours of Service shall not be counted where such payment is made or is due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment, or disability insurance laws, or solely to reimburse an Employee for medical or medically related expenses. To which Plan Year these hours are credited depends on the calculation of the payment. If the payment is calculated based on units of time, such as payment for two weeks’ vacation, the hours shall be credited to the Plan Year during which the time occurred (the Employee took the vacation). If the payment is based on an event rather than a period of time, such as a single sum payment made because of layoff or disability, the hours shall be credited to the first Plan Year or allocated reasonably and consistently between the first Plan Year and the second Plan. Year during which the event took place.
(c)Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Participating Employer. The same Hours of Service shall not be credited both under subparagraph (a) or (b), as the case may be, and this subparagraph (c). These hours will be credited to the Plan Year to which the award or agreement pertains and not to the Plan Year in which the award, agreement, or payment is made.
(d)The Hour of Service rules stated in Department of Labor Regulations §2530.200b-2 are incorporated herein by reference, and any questions on the crediting of Hours of Service shall be resolved by reference to such regulations.
Section 12.18     “Investment Committee” means the Hawaiian Electric Industries, Inc. Retirement Plans Investment Committee appointed by the PIC to oversee the day-to-day financial affairs of the Plan. See Section 7.1(c).
Section 12.19     “Leased Employee” means a person who is not a common law employee of a Participating Employer or an Associated Company but who performs services for such under an agreement with a third party that treats the person as the third party’s employee for payroll and withholding purposes, if (1) such person has performed the services for a Participating Employer or an Associated Company on a substantially full-time basis for a period of one (1) year, and (2) a Participating Employer or an Associated Company exercises primary direction or control over the performance of services by the person.
Section 12.20     “Matching Contributions” means the matching contributions made by the Participating Employers pursuant to Section 2.4.
Section 12.21    “Non-Elective Contributions” means the Non-Elective Contributions made by the Participating Employers pursuant to Section 2.5.
Section 12.22     “Normal Retirement Age” means age sixty-five (65).
Section 12.23     “One (1)-Year Break in Service” means severance from the employment of the Participating Employers and Associated Companies for a twelve (12)-consecutive month period.
Section 12.24     “Participant” means any Eligible Employee who has met the requirements for participation, as applicable, in Article I.
Section 12.25     “Participating Employer” means the Company and any entity affiliated with the Company whose participation in the Plan has been approved by the Company and by such entity’s board of directors. As of January 1, 2022, the Participating Employers are: Hawaiian Electric Industries, Inc.; Hawaiian Electric Company, Inc.; Maui Electric Company, Limited; Hawaii Electric Light Company, Inc.; and Pacific Current, LLC.
Section 12.26     “PIC” means the Hawaiian Electric Industries, Inc. Pension Investment Committee.
Section 12.27     “Plan” means the Hawaiian Electric Industries Retirement Savings Plan, as described in this instrument, including all amendments hereto.
Section 12.28     “Plan Year” means the calendar year.

Section 12.29     “Qualified Military Service” means any service in the Armed Forces (Army, Air Force, Navy, Marine Corps, or Coast Guard), the Army National Guard and the Air National Guard when engaged in active duty for training, inactive duty training, or full-time National Guard duty, the commissioned corps of the Public Health Service, and any other category of persons designated by the President in time of war or national emergency.
Section 12.30    “Qualified Roth Distribution” means a distribution from a Roth Subaccount that is made after the Participant attains age fifty-nine and a half (59 1/2) (or because of the death or Disability of the Participant) and after the five (5)-taxable-year period (i.e., five (5) consecutive calendar years) beginning January 1st of the first (1st) year in which the Participant made a designated Roth Salary Reduction Contribution or a Roth in-Plan conversion.
Section 12.31     “Regular Salary Reduction Contribution” include both pre-tax and Roth Salary Reduction Contributions
Section 12.32     “Retire” or “Retirement” refers to a Participant’s termination of employment after reaching Early Retirement Age.
Section 12.33     “Rollover Contributions” means contributions made by Eligible Employees pursuant to Section 2.7.
Section 12.34     “Salary Reduction Contributions” means a Participant’s affirmative elective contributions and default elective contributions described in Sections 2.1, 2.2 and 2.3.
Section 12.35     “Trust Agreement” means the agreement between the Company and the Trustee establishing a trust for the custody and investment of Plan assets.
Section 12.36     “Trust Fund” means all cash and property held by the Trustee pursuant to the Trust Agreement.
Section 12.37     “Trustee” means Fidelity Management Trust Company, a Massachusetts trust company, or any successor appointed by the Company or the PIC.
Section 12.38     “Year of Vesting Service” is determined under Article V.

ARTICLE XIII
EXECUTION

This restatement is executed effective October 6, 2022.

HAWAIIAN ELECTRIC INDUSTRIES,

By: /s/ Kurt K. Murao
Kurt K. Murao
Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary